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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                   PROQUEST INFORMATION AND LEARNING COMPANY,

                            CURIOUS ACQUISITION, INC.

                                       and

                               bigchalk.com, Inc.



                                December 18, 2002








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


                               TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

ARTICLE I   THE MERGER.........................................................2

         Section 1.1.    The Merger............................................2

         Section 1.2.    Effective Time........................................2

         Section 1.3.    Effect of the Merger..................................2

         Section 1.4.    Closing...............................................3

         Section 1.5.    The Certificate of Incorporation......................3

         Section 1.6.    The By-Laws...........................................3

         Section 1.7.    Directors of Surviving Corporation....................3

         Section 1.8.    Officers of Surviving Corporation.....................3

ARTICLE II        EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF
         CERTIFICATES................................3

         Section 2.1.    Merger Consideration..................................3

         Section 2.2.    Exchange of Company Securities........................4

         Section 2.3.    Stock Transfer Books..................................6

         Section 2.4.    Company Options.......................................7

         Section 2.5.    No Liability..........................................7

         Section 2.6.    Dissenters' Rights....................................7

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY................7

         Section 3.1.    Organization and Qualification; Subsidiaries..........8

         Section 3.2.    Certificate of Incorporation and Bylaws...............8

         Section 3.3.    Capitalization........................................9

         Section 3.4.    Authority............................................10

         Section 3.5.    No Conflict..........................................11

         Section 3.6.    Required Filings and Consents........................12

         Section 3.7.    Permits; Compliance with Law.........................12

         Section 3.8.    Financial Statements.................................13

         Section 3.9.    Undisclosed Liabilities..............................13

         Section 3.10. Absence of Certain Changes or Events...................13

         Section 3.11.   Employees............................................16

         Section 3.12.   Employee Benefit Plans; Employee Relations...........16

         Section 3.13.   Contracts............................................18

         Section 3.14.   Right to Content.....................................20

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                               TABLE OF CONTENTS
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         Section 3.15.   Product and Service Warranty.........................20

         Section 3.16.   Litigation...........................................20

         Section 3.17.   Environmental Matters................................21

         Section 3.18.   Intellectual Property................................21

         Section 3.19.   Tax Matters..........................................26

         Section 3.20.   Real Property........................................28

         Section 3.21.   Non-Competition Agreements...........................28

         Section 3.22.   Insurance............................................29

         Section 3.23.   Customers............................................29

         Section 3.24.   Assets...............................................29

         Section 3.25.   Certain Statutes.....................................29

         Section 3.26.   Offers...............................................30

         Section 3.27.   Certain Interests....................................30

         Section 3.28.   Brokers..............................................30

         Section 3.29.   Information Known by Parent..........................30

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF PARENT....................31

         Section 4.1.    Organization and Qualification.......................31

         Section 4.2.    Authority............................................31

         Section 4.3.    No Conflict..........................................31

         Section 4.4.    Required Filings and Consents........................32

ARTICLE V         COVENANTS...................................................32

         Section 5.1.    Conduct of Business of the Company...................32

         Section 5.2.    Notification of Certain Matters......................33

         Section 5.3.    Access to Information; Confidentiality...............33

         Section 5.4.    No Solicitation......................................34

         Section 5.5.    Employee Benefits Matters............................34

         Section 5.6.    Consents; Filings; Further Action....................34

         Section 5.7.    Public Announcements.................................35

         Section 5.8.    Expenses.............................................36

         Section 5.9.    Conversion Schedule..................................36

         Section 5.10.   Directors' and Officers' Indemnification.............36

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                               TABLE OF CONTENTS
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         Section 5.11.   Equity...............................................36

ARTICLE VI        CONDITIONS..................................................37

         Section 6.1.    Conditions to Each Party's Obligation to Effect
                         the Merger...........................................37

         Section 6.2.    Conditions to Obligations of Parent..................37

         Section 6.3.    Conditions to Obligation of the Company..............39

ARTICLE VII       TERMINATION.................................................39

         Section 7.1.    Termination..........................................39

         Section 7.2.    Effect of Termination................................40

ARTICLE VIII  SURVIVAL; INDEMNIFICATION.......................................40

         Section 8.1.    Survival.............................................40

         Section 8.2.    Indemnification......................................41

         Section 8.3.    Limitation of Indemnification Obligation.............43

         Section 8.4.    Reduction of Holdback Fund...........................44

         Section 8.5.    Third Party Claims...................................46

         Section 8.6.    Stockholder Representative Committee; Approval
                         of Disinterested Stockholders........... ............47

ARTICLE IX        MISCELLANEOUS...............................................50

         Section 9.1.    Certain Definitions..................................50

         Section 9.2.    Counterparts.........................................52

         Section 9.3.    Waiver of Jury Trial.................................52

         Section 9.4.    Notices..............................................52

         Section 9.5.    Entire Agreement.....................................54

         Section 9.6.    No Third Party Beneficiaries.........................54

         Section 9.7.    Amendment............................................54

         Section 9.8.    Waiver...............................................54

         Section 9.9.    Obligations of Parent and of the Company.............54

         Section 9.10.   Severability.........................................54

         Section 9.11.   Interpretation.......................................55

         Section 9.12.   Assignment...........................................55

         Section 9.13.   Specific Performance.................................55

         Section 9.14.   Submission to Jurisdiction; Waivers; Consent to
                         Service of Process..................... .............55

         Section 9.15.   Authorship...........................................55



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                               TABLE OF CONTENTS
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         Section 9.16.   Special Committee....................................56

EXHIBITS
--------

EXHIBIT A - FORM OF CONSENT
EXHIBIT B - CERTIFICATE OF MERGER
EXHIBIT C - LETTER OF TRANSMITTAL
EXHIBIT D - FORM OF LOST STOCK AFFIDAVIT
EXHIBIT E - BYLAWS
EXHIBIT F - CHARTER AMENDMENT
EXHIBIT G - FORM OF WARRANT RELEASE
EXHIBIT H - OPINION OF COUNSEL TO THE COMPANY

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated December 18, 2002, by and among ProQuest Information and Learning Company, a Delaware corporation (the "Parent"), Curious Acquisition, Inc., a Delaware corporation and a subsidiary of Parent ("Merger Sub"), bigchalk.com, inc., a Delaware corporation (the "Company"), and Susan Harman, George Jenkins, and Oakleigh Thorne, each in their capacities as members and on behalf of the Stockholder Representative Committee (the "Stockholder Representative Committee").

                                    RECITALS

         WHEREAS, upon the terms and conditions of this Agreement, Merger Sub and the Company will enter into a business combination whereby Merger Sub will merge with and into the Company (the "Merger"), in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

         WHEREAS, Parent is the holder of 10,586,463 shares of the Company's common stock ("Company Common Stock"), the holder of 4,950,495 shares of the Company's Series B Preferred Stock ("Company Series B Stock") and a party to various agreements with the Company relating to its business;

         WHEREAS, a special committee of independent directors (the "Special Committee") of the Board of Directors of the Company (the "Board"), at a meeting duly called and held on December 16, 2002, has unanimously recommended that the Board approve and authorize the Merger and this Agreement;

         WHEREAS, ThinkEquity Partners has delivered to the Special Committee, for its consideration, its written opinion that, subject to the various assumptions and limitations set forth therein as of the date of such opinion, the Merger Consideration to be received by the stockholders of the Company is fair to such stockholders from a financial point of view (other than Parent or its affiliates);

         WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement, the Merger, and the other transactions contemplated by this Agreement, and (iii) determined to recommend that the stockholders of the Company approve this Agreement;

         WHEREAS, the Board of Directors of Parent have (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders and (ii) approved this Agreement, the Merger, and the other transactions contemplated by this Agreement;

         WHEREAS, subject to the conditions set forth herein, the Merger will result in, among other things, the Company becoming a wholly-owned subsidiary of Parent, and all of the issued and outstanding options, warrants and rights to acquire capital stock of the Company, including the warrants and options listed on Schedule 3.3 hereto (collectively, the "Company Options") being cancelled with no right to receive any consideration, and all of the issued and outstanding shares of Company Common Stock, the Series A Preferred Stock and Series A-2 Preferred Stock (the Series A Preferred Stock and Series A-2 Preferred Stock, collectively, the "Company Series A Stock"), and Company Series B Stock (the Company Series B Stock, with the Company Series A Stock, collectively, the "Company Preferred Stock"), being exchanged and converted into the right to receive cash on the terms described herein (the Company Common Stock, and the Company Preferred Stock are sometimes collectively referred to herein as the "Company Stock," holders of which shall be referred to as "Company Stockholders");

         WHEREAS, the Surviving Corporation shall not assume any Company Options and the Company Options shall terminate immediately following the Effective Time;

         WHEREAS, it is a condition to Parent closing the transactions contemplated by this Agreement that at least 95% of the holders of the Company Preferred Stock (determined on an as-converted basis) execute consents in the form attached as Exhibit A hereto (the "Stockholder Consents") providing for certain actions relating to the transactions contemplated by this Agreement, including their approval of the Merger; and

         WHEREAS, certain terms used in this Agreement which are not capitalized have the meanings specified in Section 9.1.

         NOW, THEREFORE, the parties to this Agreement, intending to be legally bound by this Agreement, agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1. The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the provisions of the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall, as the surviving corporation in the Merger, continue its existence under the provisions of the DGCL as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         Section 1.2. Effective Time. On the Closing Date (as defined below), the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger substantially in the form of Exhibit B (the "Certificate of Merger"), with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger, or such later date and time as may be specified in the Certificate of Merger by mutual agreement of Parent and the Company, being the "Effective Time").

         Section 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.4. Closing. Subject to the satisfaction or waiver of all of the conditions to Closing contained in Article VI hereof, the closing of the Merger (the "Closing") shall take place at the offices of McDermott, Will & Emery, Chicago, Illinois at 9:00 a.m. (Chicago time) on a date to be mutually agreed upon by the parties which date shall not be later than the third Business Day after the satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date").

         Section 1.5. The Certificate of Incorporation. The certificate of incorporation of the Merger Sub in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation until duly amended as provided therein or by applicable law; provided, however, that at the Effective Time, the certificate of incorporation of Merger Sub shall be amended and restated in its entirety to reflect substantially the same terms and conditions of the Certificate of Incorporation of the Company, but with the following changes: (i) the name of the Surviving Corporation shall be Bigchalk, Inc., and (ii) Article NINTH shall be deleted in its entirety. The Certificate of Merger as so amended and restated is set forth in the Certificate of Merger.

         Section 1.6. The By-Laws. The by-laws of Merger Sub in effect at the Effective Time shall, from and after the Effective Time, be the by-laws of the Surviving Corporation until duly amended as provided therein or by applicable law.

         Section 1.7. Directors of Surviving Corporation. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and by-laws of the Surviving Corporation.

         Section 1.8. Officers of Surviving Corporation. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and by-laws of the Surviving Corporation.

                                   ARTICLE II

         EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

         Section 2.1. Merger Consideration.

              (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any of the Company Stockholders, each share of Company Preferred Stock outstanding immediately prior to the Effective Time shall be cancelled and terminated and exchanged for the right to receive the applicable portion of the Preferred Stock Merger

         Consideration (subject to (i) any reduction for the payment of Company Expenses as provided in Section 2.2(b), (ii) the Holdback Amount provisions of Section 2.2(c), and (iii) the Stockholder Representative Holdback described in Section 8.6) allocated to each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any such shares to be cancelled pursuant to Section 2.1(d) and any Dissenting Shares (as defined in Section 2.6)) on a pro rata liquidation preference basis based upon the requirements set forth in Article Fourth, Paragraph B(2) of the Amended and Restated Certificate of Incorporation of the Company, as in effect at the Effective Time;

              (b) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any Company Stockholders, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be cancelled and terminated and exchanged for the right to receive $0.0001 per share, other than shares being cancelled pursuant to Section 2.1(d) and any Dissenting Shares;

              (c) Immediately following the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, any Company Stockholders or any holders of Company Options, each Company Option outstanding immediately prior to the Effective Time shall be canceled and extinguished without any conversion or assumption thereof and no payment or distribution shall be made with respect thereto;

              (d) each share of Company Stock held in the treasury of the Company, each Company Option and each share of Company Stock owned by Parent or any direct or indirect wholly-owned subsidiary of Parent or the Company, or any direct or indirect parent of Parent ("Parent Stock") shall be cancelled and extinguished without any conversion thereof; provided that the Parent Stock shall be deemed to be outstanding for purposes of the pro rata computations in Sections 2.1, 2.2(a) and 2.2(b) and Parent shall have such rights provided to a Company Securityholder under those sections based on its ownership of the Company Preferred Stock prior to the Merger; and

              (e) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for the following shares of the Surviving
         Corporation:


                 Series A Preferred Stock                    168,262.72
                 Series A-2 Preferred Stock                   60,557.16
                 Series B Preferred Stock                    143,027.53
                 Common Stock                                168,262.72

                  Each stock certificate evidencing shares of Merger Sub shall evidence ownership of shares of the Surviving Corporation as set forth herein.

         Section 2.2. Exchange of Company Securities.

         (a) Exchange Procedures. From and after the Effective Time, Parent shall act as exchange agent in effecting the exchange of cash pursuant to
Section 2.1, as applicable, for certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock which were converted into the right to receive such cash ("Company Securities"). Each holder of Company Securities entitled to receive such cash in exchange for their Company Securities shall complete and provide to Parent a letter of transmittal and termination of Company Options (the "Letter of Transmittal"), in the form of Exhibit C, and instructions for use in surrendering such Company Securities and receiving cash pursuant to Section 2.1.

         Upon the surrender of a properly completed Letter of Transmittal to Parent, together with the certificate representing the applicable Company Securities, and such other documents as may reasonably be required by Parent, Parent promptly shall cause after the Effective Time to be issued to the holder of such Company Securities in exchange therefor, as applicable, that portion of the Merger Consideration to which such holder is entitled pursuant to Section
2.1 (less, in the case of Preferred Stock Merger Consideration, (i) the dollar amount attributable to the pro rata interest of such holder in the Company Expenses pursuant to Section 2.2(b), (ii) the dollar amount attributable to the pro rata interest of such holder in the Holdback Fund pursuant to Section 2.2(c), (iii) the dollar amount attributable to the pro rata interest of such holder in the Stockholder Representative Holdback pursuant to Section 8.6 and
(iv) any amounts withheld for applicable withholding taxes). If a holder of Company Securities delivers a properly completed Letter of Transmittal, together with the certificate representing the applicable Company Securities (or an affidavit of loss as set forth in paragraph (f) below) to Parent at the Closing, then Parent shall cause such holder's portion of the Merger Consideration (reduced as described in the preceding sentence) to be paid to such holder by wire transfer of immediately available funds on the Closing Date or, in case of amounts less than $5,000, a check. The Company Securities so surrendered shall forthwith be cancelled.

         Until surrendered as contemplated by this Article II, each share of Company Stock shall (subject to appraisal rights under the DGCL as set forth in Section 2.6) be deemed at any time after the Effective Time to represent only the right to receive upon surrender that portion of the Merger Consideration to which the holder of such Company Stock is entitled pursuant to Section 2.1. All shares of Company Stock that are converted into the right to receive their allocable portion of the Merger Consideration are called Company Securities. Company Securities do not include any Dissenter Shares.

         (b) Company Expenses. All Company Expenses whether occurring on, prior or subsequent to the Closing shall be paid by or otherwise borne by the holders of Company Preferred Stock that have converted their shares into the right to receive their allocable portion of the Preferred Stock Merger Consideration ("Company Securityholders"). No later than one (1) Business Day prior to the Closing Date, the Company shall prepare in good faith and deliver to Parent a statement setting forth an estimate of the total Company Expenses and shall submit a final statement through Closing (including post-Closing matters) from each advisor or other service provider whose fees constitute Company Expenses (which statement shall reflect amounts previously invoiced and/or paid) (the "Final Company Expense Statements"). Company Expenses shall be deducted from the Preferred Stock Merger Consideration paid to the holders of Company Securities in accordance with the Final Company Expense Statements. If the actual Company Expenses are greater than the amounts set forth in the Final Company Expense Statements, then the amount of such difference that constitutes Company Expenses shall be deducted from the Holdback Fund and be deemed to be property of Parent thereafter. In the event that the Company Expenses are less than the amounts set forth in the Final Company Expense Statements, then the amount of such difference shall be added to the Holdback Fund as of the Closing Date.

         (c) Holdback Fund. An amount of the Preferred Stock Merger Consideration equal to $3,378,478.91 that is to be distributed to Company Securityholders other than Parent (the "Disinterested Stockholders"), and which amount does not include Parent's pro rata portion of the Preferred Stock Merger Consideration, shall not be delivered immediately following the Effective Time to such holders. Such amount, as adjusted and reduced (if applicable) in accordance with Sections 5.12 and 8.4 (the "Holdback Amount"), shall be paid by Parent to the Stockholder Representative Committee, on behalf of the Disinterested Stockholders, in two installments as set forth in Article VIII. The Holdback Amount and all interest and other amounts earned thereon are referred to herein as the "Holdback Fund." The Holdback Fund shall be reduced as set forth in Section 2.2(b), Section 2.6, Section 5.12, and Article VIII. Any amount by which the Holdback Fund is reduced shall be deemed to be the property of Parent. Further, any amounts of the Holdback Fund that are subject to any outstanding Release Notice (as defined in Section 8.4) or claim for Post-Closing Expenses (as defined in Section 5.12) on the applicable distribution date shall not be distributed until such Release Notice or claim for Post-Closing Expenses (as applicable) are no longer deemed to be outstanding as set forth in Section 8.4(c). The amount of the Holdback Fund that is ultimately distributed to Disinterested Stockholders shall be deemed to bear interest at 2.45% (the "Holdback Interest") per annum ("Parent Borrowing Rate") for the period beginning at the Effective Time and ending on the date such funds are delivered to the Stockholder Representative Committee for distribution. Upon the distribution of the Holdback Fund to the Stockholder Representative Committee in accordance with this Agreement, none of Parent, Merger Sub nor the Surviving Corporation shall have any further obligation with respect thereto.

         (d) No Further Rights in Company Securities. All cash issued upon conversion of the Company Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Securities, other than any applicable right to receive a pro rata portion of the Holdback Fund.

         (e) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Securities such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Securities in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

         (f) Lost Securities. If any certificate evidencing shares of Company Preferred Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate evidencing shares of Company Preferred Stock to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such certificate evidencing shares of Company Preferred Stock in the form attached hereto as Exhibit D, Parent shall issue in exchange for such lost, stolen or destroyed certificate evidencing shares of Company Preferred Stock, the cash to which such person is entitled pursuant to the provisions of this Article II.

         Section 2.3. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Company Options or certificates representing shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Options or shares of Company Stock, except as otherwise provided in this Agreement or by Law.

         Section 2.4. Company Options. Immediately following the Effective Time, all Company Options, whether vested or unvested and whether exercisable or unexercisable shall, by virtue of the Merger and without any action on the part of the Company or the holder thereof, be cancelled and cease to exist. Neither Parent nor the Surviving Corporation shall assume any of the Company Options in connection with the transactions contemplated by this Agreement.

         Section 2.5. No Liability. Notwithstanding anything to the contrary in this Agreement, none of the Parent, Merger Sub or the Surviving Corporation shall be liable to any holder of Company Stock or Company Options for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         Section 2.6. Dissenters' Rights. All persons who have executed and delivered a Consent shall have consented to the Merger. Notwithstanding anything in this Agreement to the contrary, any Company Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or delivered a valid, unrevoked proxy in favor of the Merger, or consented thereto in writing and who has delivered written notice to the Company objecting to the Merger and demanding payment for his shares as required in accordance, and has otherwise complied, with the applicable provisions of the DGCL regarding rights of appraisals ("Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration unless and until such holder fails to elect to dissent from the Merger or effectively withdraws or otherwise forfeits his or her appraisal rights under the provisions of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his or her appraisal rights, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such holder is entitled without interest thereon. The Company shall give Parent (i) prompt notice of any demands for appraisal of any Company Stock, withdrawals of such demands, and any other instruments that related to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands. Any amounts paid to holders of Dissenting Shares in an appraisal proceeding, to the extent greater than the amount of pro rata Merger Consideration such holders would have been entitled to receive in the Merger (less any adjustments made hereunder), will be subject to indemnification, as described in Section 8.2(a).

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent, as of the date hereof and as of the Closing Date, subject to such exceptions or qualifications to specific representations and warranties as are disclosed in writing in the disclosure letter dated the date hereof delivered by the Company to Parent simultaneously herewith (the "Disclosure Letter") (which Disclosure Letter shall contain certain specific references to the representations and warranties to which the disclosures contained therein related and, subject to any cross-references or item on the Disclosure Letter, shall be deemed to qualify only the particular subsection or subsections for such item and any other subsections to which the disclosure is clearly applicable), that:

         Section 3.1. Organization and Qualification; Subsidiaries.

         (a) Each of the Company and each subsidiary of the Company (collectively, the "Company Subsidiaries") has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has all requisite power and authority and all necessary governmental approvals to own, lease and otherwise hold and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, would have no Material Adverse Effect on the Company. For purposes of this Agreement, "Material Adverse Effect" or "Material Adverse Effect on the Company" means any state of affairs or change that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, properties, reasonably foreseeable prospects, results of operations or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, or that has materially impaired or will materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement. Section 3.1(a) of the Disclosure Letter sets forth each jurisdiction where the Company and the Company Subsidiaries are qualified or licensed to do business and each jurisdiction in which either the Company or a Company Subsidiary owns, uses, licenses or leases real property or currently has employees.

         (b) Section 3.1(b) of the Disclosure Letter sets forth a complete and correct list of all of the Company Subsidiaries, their jurisdiction of organization and the ownership or other interest therein of all persons, including the Company and each Company Subsidiary. Neither the Company nor any Company Subsidiary holds any interest in any person other than the Company Subsidiaries so listed.

         Section 3.2. Certificate of Incorporation and Bylaws.

              (a) The Company has heretofore made available to Parent a complete and correct copy of (a) the corporate records of each of the Company and the Company Subsidiaries, (b) the Amended and Restated Certificate of Incorporation and the Bylaws including all amendments thereto of each of the Company and the Company Subsidiaries, (c) the minute books containing all consents, actions and meetings of the stockholders of the Company and the Company's Board of Directors and any committees thereof, (d) the stock transfer books of the Company setting forth all issuances or transfers of any capital stock of the Company and (e) the stock transfer books and minute books of each Company Subsidiary containing the information listed in paragraphs (c) and (d) above. The Amended and Restated Certificate of Incorporation and Bylaws of the Company are in full force and effect. The Company is not in violation of any of the provisions of its Amended and Restated Certificate of Incorporation or Bylaws. The corporate minute books, stock certificate books, stock registers and other corporate records of the Company are complete and accurate, and, to the knowledge of the Company, the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purported to have signed the same. The Bylaws of the Company are attached hereto as Exhibit E.

              (b) The amendment to the Amended and Restated Certificate of Incorporation as set forth on Exhibit F hereto (the "Charter Amendment"), was duly authorized by all necessary corporate action on the part of the Company and, on or prior to the Closing Date, will be filed with the Secretary of State of the State of Delaware and will be effective in accordance with the DGCL.

         Section 3.3. Capitalization.

         (a) The authorized capital stock of the Company consists of 147,600,002 shares divided into: (i) 100,000,000 shares of Company Common Stock; (ii) 1,544,286 shares of Series A Preferred Stock; and 6,055,716 shares of Series A-2 Preferred Stock; (iii) 20,000,000 shares of Company Series B Stock; and (iv) 20,000,000 shares of undesignated Preferred Stock, $.01 par value per share As of the date hereof: (A) 16,826,272 shares of Company Common Stock, 1,544,286 shares of Company Series A Stock, 6,055,716 shares of Series A-2 Preferred Stock and 14,302,753 shares of Company Series B Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, and held of record by the persons indicated in Section 3.3(a) of the Disclosure Letter (which indicates the class of stock and number of shares held by each such person); (B) no shares of Company Stock were held in the treasury of the Company or by the Company Subsidiaries, (C) 2,601,453 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options to purchase Company Common Stock and an additional 3,398,547 shares of Company Common Stock were reserved for issuance upon exercise of options not yet granted under the

Option Plans, (D) 27,600,002 shares of Company Common Stock were reserved for issuance upon conversion of Company Preferred Stock and (E) 61,434 shares of the Company Common Stock were reserved for issuance upon exercise of outstanding warrants to purchase shares of Company Common Stock ("Company Warrants") and are held of record by the persons indicated in Section 3.3(a) of the Disclosure Letter. Except as set forth above, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued.

         (b) Since October 31, 2002, the Company has not granted any Company Options. Except for (i) options to purchase an aggregate of 2,601,453 shares of Company Common Stock outstanding or available for grant under the Company's 2000 Stock Plan and the Company's 2001 Stock Plan (the "Company Option Plans"), (ii) warrants to purchase an aggregate of 61,434 shares of Company Common Stock, and
(iii) agreements or arrangements described in Section 3.3(b) of the Disclosure Letter, there are no options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, other equity interests in, or securities exchangeable for or convertible into capital stock or other equity interests in, the Company or any Company Subsidiary.
Section 3.3(b) of the Disclosure Letter sets forth a summary of any and all agreements, arrangements or commitments by which the Company has granted any rights relating to the registration by the Company of shares of its capital stock for sale under the Securities Act of 1933, as amended. Section 3.3(b) of the Disclosure Letter also sets forth (w) the persons to whom Company Options have been granted, (x) the exercise price for the Company Options held by each such person, (y) whether such Company Options are subject to vesting and, if subject to vesting, the dates on which each of those Company Options vest, and
(z) if applicable, the Company Option Plan under which such Company Options were granted. All of the Company Options shall terminate immediately following the Effective Time of the Merger, without any obligation of the Surviving Corporation with respect thereto. Copies of the forms of warrants used with respect to the issuance of all warrants are being delivered simultaneously to Parent with the execution of this Agreement. Copies of the forms of option grants used to grant other Company Options are being delivered simultaneously to Parent with the execution of this Agreement.

         (c) All shares of the Company's capital stock and all Company Options, whether or not currently outstanding, were issued in compliance (and if reacquired or cancelled by the Company, reacquired or cancelled in compliance) with all Laws, including federal and state securities Laws, and the Company made no misstatements or omissions of material facts in connection with any such issuances (or reacquisitions or cancellations) which could give rise to liability under any federal or state securities Laws.

         (d) Except as set forth in the Company's Amended and Restated Certificate of Incorporation, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each

Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by the Company or a Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever (collectively, "Liens"). There are no outstanding material contractual obligations of the Company or any Company Subsidiary to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary that is not wholly owned by the Company or in any other person.

         Section 3.4. Authority.

         (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereunder have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereunder other than, with respect to the Merger, the filing of the Certificate of Merger. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and (ii) the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

         (b) The Board of Directors of the Company (i) has adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement and (ii) has declared that the Merger, this Agreement and the other transactions contemplated by this Agreement are fair and advisable, all in accordance with the DGCL.

         (c) The only votes of the holders of any classes or series of capital stock of the Company necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement are (a) the affirmative vote of the holders of at least fifty-one percent (51%) of the outstanding Company Preferred Stock and Company Common Stock, voting together as a single class, in favor of the approval of this Agreement and the transactions contemplated hereby; and (b) the affirmative vote of holders of at least fifty-one percent (51%) of the outstanding Company Preferred Stock, voting together as a separate class from the Company Stock, in favor of the approval of this Agreement and the transactions contemplated hereby. No vote or consent of the holders of Company Options is necessary to approve and adopt this Agreement.

         (d) The holders of the requisite number of issued and outstanding shares of capital stock of the Company required under the DGCL and the Company's Amended and Restated Certificate of Incorporation to adopt and approve this Agreement, and all matters contemplated thereby, have adopted and approved this Agreement and the Charter Amendment in accordance with the DGCL and the Company's Amended and Restated Certificate of Incorporation. Upon consummation of the Merger, the Amended and Restated Stockholders Agreement, dated December 20, 2000, by and among the Company and certain Company Stockholders, and any other agreements pursuant to which the Company issued any shares of its capital stock, or options or warrants therefor (including the Company Options), shall terminate without any further obligation on the part of the Parent, the Company or the Surviving Corporation. By the Closing Date, no further corporate action on the part of the Company or its stockholders shall be necessary in order for the Company to enter into this Agreement and consummate the transactions contemplated hereunder.

         Section 3.5. No Conflict.

         The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not:

              (i) conflict with or violate any provision of the Company's Amended and Restated Certificate of Incorporation or By-laws or any comparable organizational documents of any Company Subsidiary;

              (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.6 have been obtained and all filings and obligations described in Section 3.6 have been made, conflict with or violate any foreign or domestic (Federal, state or local) law, statute, franchise, permit, concession, license, writ ordinance, rule, regulation, order, injunction, judgment or decree ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected; or

              (iii) conflict with, result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, require consent, approval or notice under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary under any note, bond, mortgage or indenture or any material contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation (collectively, "Contracts") to which the Company or any Company Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected.

         Section 3.6. Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require the Company to obtain or make, as the case may be, any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body or self-regulated entity or any quasi-governmental or private body exercising any regulatory, taxing, importing, or other governmental authority (each, a "Governmental Entity"), except for the filing of the Certificate of Merger as required by the DGCL and any filings required by the Hart-Scott-Rodino Act of 1976, as amended (the "HSR Act"). Neither the Company nor any of the Company Subsidiaries is a party to or bound by any contract or other agreement that would prohibit the transactions contemplated by this Agreement.

         Section 3.7. Permits; Compliance with Law.

         (a) Each of the Company and the Company Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties and other assets or to carry on its business as it is now being conducted (collectively, the "Company Permits"), and, as of the date of this Agreement, no suspension, cancellation, revocation, withdrawal or modification of any of the Company Permits is pending or, to the knowledge of the Company, threatened.

         (b) Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected; (ii) any Contract to which the Company is a party or by which the Company or any material property or asset of the Company is bound or affected or (iii) any Company Permits, which conflict, default or violation could reasonably be expected to result in a Material Adverse Effect.

         Section 3.8. Financial Statements. The Company has delivered to Parent and attached hereto as part of Section 3.8 of the Disclosure Letter: (i) audited balance sheets of the Company as at December 31, 2000 and 2001, and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of KPMG LLP, independent certified public accountants (the most recent balance sheet of which, the "Company Balance Sheet"), and (ii) the unaudited consolidated balance sheet of the Company as of October 31, 2002 (the "Most Recent Balance Sheet"), and the related statements of operations, changes in stockholders' equity and changes in cash flows for the ten month period ending October 31, 2002. Such financial statements and notes (collectively, the "Company Financial Statements") are true, correct and complete and fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company in all material respects as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse to the Company) and the absence of notes (that, if presented, would not differ materially from those included in the Company Balance Sheet). Except as disclosed therein, the Company Financial Statements reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any person other than the Company and the Company Subsidiaries are required by GAAP to be included in the Company Financial Statements.

         Section 3.9. Undisclosed Liabilities. None of the Company or any of the Company Subsidiaries has any debt, liability or obligation, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes ("Liabilities"), except for (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) to the extent set forth therein, (ii) Liabilities which have arisen after October 31, 2002 in the ordinary course of business, (iii) performance obligations under Contracts and as to which neither the Company nor any Company Subsidiary is in default, and (iv) Liabilities that constitute Company Expenses. Reserves are reflected on the Most Recent Balance Sheet and on the books of account and other financial records of the Company against all Liabilities of the Company in amounts that have been established on a basis consistent with the past practice of the Company and in accordance with GAAP.

         Section 3.10. Absence of Certain Changes or Events. Since October 31, 2002, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any Material Adverse Effect on the Company or any of the Company Subsidiaries or any event which could reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, since that date:

         (a) none of the Company or any of the Company Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

         (b) none of the Company or any of the Company Subsidiaries has entered into any Contract (or series of related Contracts) either involving more than $25,000 or outside the ordinary course of business;

         (c) no party (including any of the Company and the Company Subsidiaries) has accelerated, terminated, amended, modified, or cancelled any Contract (or series of related Contracts) involving more than $25,000 to which any of the Company and the Company Subsidiaries is a party or by which any of them is bound;

         (d) none of the Company or any of the Company Subsidiaries has imposed upon any of its assets, tangible or intangible, any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (A) mechanic's, materialmen's, and similar liens, (B) liens for Taxes not yet due and payable,
(C) purchase money liens and liens securing rental payments under capital lease arrangements, and (D) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, in each case that has no Material Adverse Effect on the Company;

         (e) none of the Company or any of the Company Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the ordinary course of business;

         (f) none of the Company or any of the Company Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the ordinary course of business;

         (g) none of the Company or any of the Company Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, loaned or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $25,000 in the aggregate;

         (h) none of the Company or any of the Company Subsidiaries has delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

         (i) none of the Company or any of the Company Subsidiaries has discharged, cancelled, compromised, waived, assigned, settled, or released any right or claim (or series of related rights and claims), obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) or litigation either involving more than $25,000 or outside the ordinary course of business;

         (j) the Company and the Company Subsidiaries, on a consolidated basis, have not suffered any decline in net working capital (current assets less current Liabilities) computed on a basis consistent with the October 31, 2002 balance sheet referred to in Section 3.8;

         (k) none of the Company or any of the Company Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property except in the ordinary course of business;

         (l) there has been no amendment or other change made or authorized in the charter or bylaws or comparable organization documents of any of the Company and the Company Subsidiaries;

         (m) none of the Company or any of the Company Subsidiaries has issued, reissued sold or pledged, or authorized the issuance, reissuance, sale or pledge of (x) additional shares of capital stock or other equity securities of any class, or securities convertible into capital stock or other equity securities or any rights, warrants or options to acquire any such convertible securities or capital stock or other equity securities, or (y) any other securities in respect of, in lieu of, or in substitution for, capital stock of the Company or Company Subsidiary outstanding on the date hereof;

         (n) none of the Company or any of the Company Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash, in kind or other property) or redeemed, purchased, or otherwise acquired any of its capital stock;

         (o) none of the Company or any of the Company Subsidiaries has directly or indirectly, split, combined, subdivided, reclassified or redeemed, retired, purchased or otherwise acquired, or propose to redeem, retire or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

         (p) none of the Company or any of the Company Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

         (q) none of the Company or any of the Company Subsidiaries has made any loan to, or, except in the ordinary course of business, entered into any other transaction with, any of its directors, officers and employees;

         (r) none of the Company or any of the Company Subsidiaries (i) has entered into or modified or changed any employment contract, severance agreement or collective bargaining agreement, written or oral, or any employment terms,
(ii) has increased or granted any increase in the compensation or fringe benefits of any of its directors, officers and employees, or (iii) has adopted, amended, modified, terminated or taken any action to accelerate any rights with respect to any Benefit Plan;

         (s) none of the Company or any of the Company Subsidiaries has paid any benefit not required by any existing Benefit Plan (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or granted any severance or termination pay (except pursuant to existing agreements, plans or policies);

         (t) none of the Company or any of the Company Subsidiaries has made any change in its accounting methods, principles or practices;

         (u) none of the Company or any of the Company Subsidiaries has made any Tax election or settlement or compromise of any Tax Liability;

         (v) none of the Company or any of the Company Subsidiaries has entered into any agreement for the acquisition by or license to the Company or any Company Subsidiary of any Software or Technology or any third party except in the ordinary course of business;

         (w) none of the Company or any of the Company Subsidiaries has committed to any of the foregoing.

         Section 3.11. Employees. None of the Company or any of the Company Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of the Company or any of the Company Subsidiaries currently has, nor to the knowledge of the Company is there now threatened, a strike, a picket, work stoppage, work slowdown or other organized labor dispute. None of the Company or any of the Company Subsidiaries has committed any material unfair labor practice. The Company does not have any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company and the Company Subsidiaries. Except as provided in Section 3.11 of the Disclosure Letter, none of the Company or any of the Company Subsidiaries has as of the date hereof incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may have been amended from time to time, or any similar state law.
Section 3.11 of the Disclosure Letter contains a true and complete list of (i) the positions of all individuals who serve as employees of or consultants to the Company or any Company Subsidiary as of the date hereof, (ii) in the case of such employees, the position and base compensation payable for each such position, and (iii) in the case of each such consultant, the consulting rate payable to such individual. To the Company's knowledge, no employee of or consultant to the Company has been injured in the workplace or in the course of his or her employment or consultancy except for injuries which are covered by insurance or for which a claim has been made under workers' compensation or similar laws. Section 3.11 sets forth a list of all employees of the Company
whose employment has been terminated, whether voluntarily or involuntarily, within the three months prior to the Closing Date, and the total severance paid or payable to each such employee.

         Section 3.12. Employee Benefit Plans; Employee Relations.

         (a) Section 3.12(a) of the Disclosure Letter contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including multiemployer plans within the meaning of Section 3(37) of ERISA), stock purchase, stock option, severance, employment, change-in-control, loans, fringe benefit, welfare benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), under which any employee or former employee of the Company has any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Benefit Plans." All references to the "Company" in this Section 3.12 shall refer to the Company and each member of its "controlled group," including, without limitation, the Company Subsidiaries, within the meaning of Section 414 of the Code.

         (b) The Company has, with respect to each Benefit Plan, if applicable, delivered or made available to Parent true and complete copies of: (i) all plan texts and agreements and related trust agreements (or other funding vehicles);
(ii) the most recent summary plan descriptions and material employee communications; (iii) the most recent annual report (including all schedules thereto); (iv) the most recent annual audited financial statement and opinion;
(v) if the plan is intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the Internal Revenue Service; and
(vi) all material communications with any Governmental Entity (including the Pension Benefit Guaranty Corporation and the Internal Revenue Service) given or received within the past three years.

         (c) The Company does not currently and has not within the last six years maintained, contributed to or had any liability under any Benefit Plan is subject to either Section 412 of the Code or Title IV of ERISA, or any "multiemployer plan" or "multiple employer" plan as defined in the Code or ERISA.

         (d) No Claims are pending or, to the knowledge of the Company, threatened (other than routine claims for benefits) with respect to any Benefit Plan as to which the Company has or could reasonably be expected to have any direct or indirect actual or contingent material liability.

         (e) Each Benefit Plan which is a "group health plan" (as defined in Section 607(1) of ERISA) is in material compliance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Health Insurance Portability and Accountability Act and any other applicable federal, state or local law.

         (f) There are no Benefit Plans maintained by the Company pursuant to which welfare benefits are provided to current or former employees beyond their retirement or other termination of service, other than coverage mandated by applicable Law.

         (g) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the Company to severance pay, bonus, unemployment compensation (to the knowledge of the Company) or any other payment (other than as a stockholder), (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to, any current or former employee of the Company, or (iii) constitute or involve a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), constitute or involve a breach of fiduciary responsibility within the meaning of
Section 502(l) of ERISA as to which the Company has or reasonably could be expected to have any direct or indirect actual material liability.

         (h) Neither the Company nor any Benefit Plan, or to the knowledge of the Company, any "disqualified person" (as defined in Section 4975 of the Code) or any "party in interest" (as defined in Section 3(18) of ERISA), has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in any material liability to the Company. No event has occurred that could subject the Company or any Benefit Plan to a material excise tax under Chapter 43 of Subtitle D of the Code.

         (i) None of the assets of any Benefit Plan is stock of the Company, or property leased to or jointly owned by the Company.

         Section 3.13. Contracts.

              (a) Section 3.13 of the Disclosure Letter lists the following written or oral Contracts to which any of the Company and the Company Subsidiaries is a party:

                    (i) any agreement granting rights to the Company or any
               Company Subsidiary to use and/or disseminate information of others that require the payment of annual royalties in excess of $25,000;

                    (ii) any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments in excess of $25,000 per annum;

                    (iii) any agreement (or group of related agreements) for the purchase or sale of products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of the Company and the Company Subsidiaries, or involve consideration in excess of $25,000 (provided that without regard to such $25,000 figure, for contracts with customers, only those that involve a Key Customer are so listed);

                    (iv) any agreement with any Key Customers;

                    (v) any agreement providing for the licensing of the
               Company's products, Software or Technology, outside the ordinary course of business;

                    (vi) any agreement concerning a partnership or joint
               venture, collaboration or strategic alliance;

                    (vii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

                    (viii) any agreement concerning confidentiality or
               noncompetition;

                    (ix) any agreement with any of the Company Stockholders or their affiliates;

                    (x) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers and employees;

                    (xi) any collective bargaining agreement;

                    (xii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

                    (xiii) any agreement under which it has advanced or loaned any amount to any of its directors, officers and employees;

                    (xiv) all contracts and agreements with any Governmental
               Entity to which the Company is a party except for any contracts and agreements entered into in the ordinary course of business;

                    (xv) all contracts providing for indemnification of any
               officer, director, employee or agent of the Company; or

                    (xvi) any other agreement (or group of related agreements)
               the performance of which involves consideration in excess of $25,000.

              (b) The Company has made available to Parent a correct and complete copy of each written agreement listed in Section 3.13 of the Disclosure Letter and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.13 of the Disclosure Letter. With respect to each such agreement:

                           (A) the agreement is legal, valid, binding,
                  enforceable, and in full force and effect;

                           (B) the agreement will continue to be legal, valid,
                  binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (C) no party is in breach or default, and no event
                  has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and

                           (D) no party has repudiated any provision of an
                  agreement.

         Section 3.14. Right to Content. The Company and each Company Subsidiary has (i) the right to use in the manner in which it is being used any form of electronic, magnetic, optical or print media and other materials and databases used by it in its business as currently conducted (the "Content Materials") and
(ii) the right to reproduce, license and distribute the Content Materials and the materials created therefrom in the manner in which such activities are currently conducted, subject in the case of (i) and (ii) to no rights or claims of any person other than the rights created by the express terms of any agreements to which the Company or a Company Subsidiary is a party and with which the Company or the Company Subsidiary, as applicable, as the case may be, is complying.

         Section 3.15. Product and Service Warranty. Each product or service sold, leased, licensed or delivered by the Company and/or the Company Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and neither the Company nor any Company Subsidiary has any Liability (and, to the Company's knowledge, there is no basis for any present or future claim against it giving rise to any Liability) for damages in connection therewith. No product or service sold, leased, licensed or delivered by the Company or any Company Subsidiary is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license or lease. Section 3.15 of the Disclosure Letter includes copies of the standard terms and conditions of sale, license or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions) and each Company Subsidiary.

         Section 3.16. Litigation. Except as provided in Section 3.16 of the Disclosure Letter, there is no (i) litigation, suit, claim, action, proceeding, investigation, inquiry or arbitration proceeding (collectively, "Claims") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or any property or asset owned or used by the Company or any Company Subsidiary or to the knowledge of the Company, any person whose liability the Company has or may have assumed, either contractually or by operation of law, or (ii) government inquiry pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, that, if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. Except as provided in
Section 3.16 of the Disclosure Letter, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would have a Material Adverse Effect on the Company. The Company is not in default with respect to any order, writ, injunction or decree of any Governmental Entity. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.16 of the Disclosure Letter could reasonably be expected to result in any Material Adverse Effect on the Company. The Company has no knowledge that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Company and the Company Subsidiaries. Neither the Company nor the Company Subsidiaries have any plans to initiate any claims against any third party.

         Section 3.17. Environmental Matters. Except as would have no Material Adverse Effect on the Company:

         (a) the Company and the Company Subsidiaries are and have been in compliance with all applicable Laws relating to pollution, protection of the environment or health and safety ("Environmental Laws");

         (b) there is no liability or claim pursuant to Environmental Laws or principles of common law relating to pollution, protection of the environment or health and safety pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary; and

         (c) there is no civil, criminal or administrative judgment or notice of responsibility or violation outstanding against the Company or any Company Subsidiary pursuant to Environment Laws or principles of common law relating to pollution, protection of the environment or health and safety.

         Section 3.18. Intellectual Property.

         (a) For purposes of this Agreement, "Intellectual Property" means all of the following as they exist in any jurisdiction throughout the world, in each case, to the extent owned by, licensed to, or otherwise used or held for use by the Company:

              (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, and designs and improvements described and claimed therein (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or resubmitted) (collectively, "Patents");

              (ii) all trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof (collectively, "Trademarks");

              (iii) all copyrightable works, all copyrights, and all renewals and extensions, copyright registrations and applications for registration (collectively, "Copyrights");

              (iv) all trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions and improvements (whether or not patentable or subject to copyright, trademark, or trade secret protection) (collectively, "Technology");

              (v) all computer software and firmware programs or listings, including all source code, object code, complete system build software and documentation related thereto ("Software");

              (vi) all licenses, and sublicenses, and other agreements or permissions related to the Patents, Trademarks, Copyrights, Technology, Software and all other proprietary rights described in this Section 3.18(a);

              (vii) all other proprietary rights;

              (viii) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all Patents, Trademarks, Copyrights, Technology, Software and all other proprietary rights that is owned or used by the Company or any of the Company Subsidiaries; and

              (ix) all copies and tangible embodiments of the Patents, Trademarks, Copyrights, Technology, Software and all other proprietary rights (in whatever form or medium).

         (b) Disclosure.

              (i) Section 3.18(b)(i) of the Disclosure Letter sets forth all Patents, Trademark Registrations, and Copyright registrations and applications for any of the foregoing owned by the Company or any Company Subsidiary, specifying as to each item, as applicable: (A) the nature of the item, including the title; (B) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (C) the issuance, registration or application numbers. The Company has made available to Parent correct and complete copies of all such Patents (as corrected or reissued to date). With respect to each item of Intellectual Property required to be identified in Section 3.18(b)(i) of the Disclosure Letter:

                    (A) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (B) no action, suit, proceeding, hearing, investigation,
               charge, complaint, claim, or demand is pending or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item, except as set forth in Section 3.18 of the Disclosure Letter; and

                    (C) none of the Company and the Company Subsidiaries has
               ever agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item, except as set forth in Section 3.18(b)(i) of the Disclosure Letter.

              (ii) Section 3.18(b)(ii) of the Disclosure Letter sets forth all licenses, sublicenses and other agreements or permissions ("IP Licenses") under which the Company or any Company Subsidiary is a licensee or otherwise is authorized to use or practice any Intellectual Property, other than off-the-shelf software licensed to the Company and licenses or sublicenses that are not material to the business of the Company and the Company Subsidiaries, taken as a whole. With respect to each IP License required to be identified in
         Section 3.18(b)(ii) of the Disclosure Letter:

                    (A) the license, sublicense, agreement, or permission
               covering the item is legal, valid, binding, enforceable, and in full force and effect;

                    (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                    (C) with respect to such license, sublicense, agreement, or permission, neither the Company nor any Company Subsidiary, and no other party thereto, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (D) no party to the license, sublicense, agreement, or
               permission has repudiated any provision thereof in writing to the Company;

                    (E) with respect to each sublicense, to the Company's
               knowledge, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                    (F) to the Company's knowledge, the underlying item of
               Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (G) to the knowledge of the Company, no action, suit,
               proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property;

                    (H) none of the Company and the Company Subsidiaries has
               granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission, other than those set forth on Section 3.13 of the Disclosure Letter; and

                    (I) each of the Company and the Company Subsidiaries is not, nor as a result of the execution or delivery of this Agreement, or performance of the Company's or any of the Company Subsidiaries' obligations hereunder or thereunder, will the Company or any of the Company Subsidiaries be, in violation of any IP License that is material to the business of the Company and the Company Subsidiaries, taken as a whole.

              (iii) There are no material agreements (including licenses and sublicenses, but excluding off-the-shelf software licensed to the Company) involving Intellectual Property currently in negotiation or proposed to be licensed for use by the Company or any Company Subsidiary ("Proposed Intellectual Property Agreements").

         (c) Ownership. The Company and the Company Subsidiaries are the owner, assignee or licensee of all Intellectual Property, free and clear of all Liens, licenses or other restrictions. The Company and the Company Subsidiaries own or have the right to use pursuant to an IP License all Intellectual Property necessary for the operation of the businesses of the Company and the Company Subsidiaries as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of the Company and the Company Subsidiaries immediately prior to the date hereof and the Closing will be owned or available for use by the Company or the Company Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Except for licenses set forth in Section 3.13 of the Disclosure Letter, each of the Company and the Company Subsidiaries is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by the Company or any of the Company Subsidiaries or their respective successors or licensees in the Intellectual Property with respect to which the Company is the assignee.

         (d) Claims.

              (i) No claim or action is pending or, to the knowledge of the Company, threatened and the Company does not know of any basis for any claim that challenges the validity, enforceability, ownership, or right to use, sell or license any Company-owned Intellectual Property, and no item of Intellectual Property is subject to any outstanding order, ruling, decree, stipulation, charge or agreement restricting in any manner the use or the licensing thereof, except for those claims, actions, orders, rulings, decrees, stipulations, charges and agreements which, individually or in the aggregate, have no Material Adverse Effect on the Company.

              (ii) The Company has not received any notice that it has infringed upon or otherwise violated the intellectual property rights of third parties or received any claim, charge, complaint, demand or notice alleging any such infringement or violation.

              (iii) The use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company-owned Intellectual Property or any other authorized exercise of rights in or to the Company-owned Intellectual Property by the Company or any of the Company Subsidiaries or their respective successors or licensees does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral work, other intellectual property right, right of privacy, right of publicity, or right in personal or other data of any person. Further, the use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights in any Intellectual Property underlying any IP License or any other authorized exercise of rights in or to the such Intellectual Property by the Company or any of the Company Subsidiaries or their respective successors or licensees does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person.

              (iv) To the knowledge of the Company, no third party is infringing upon or otherwise violating any Company-owned rights in Intellectual Property where the same, individually or in the aggregate, would have a Material Adverse Effect on the Company.

              (v) The Company's products have been marked as required by the applicable Patent statute and the Company has given the public notice of its published Copyrights and notice of its registered Trademarks as required by the applicable Trademark and Copyright statutes.

         (e) Protection of Intellectual Property. The Company has taken all reasonable precautions to protect and maintain its Intellectual Property of the Company and the Company Subsidiaries, including, without limitation, entering into confidentiality agreements with all officers, directors, employees and other persons that have had or currently have access to the Company's Technology. Since their respective dates of formation, each of the Company and the Company Subsidiaries has obtained from each officer and employee thereof a written agreement under which such officer or employee is obligated to disclose and transfer to the Company or any of the Company Subsidiaries, without the receipt by such officer or employee of any value therefor (other than normal compensation), any inventions, developments and discoveries which during the period such person is an officer or employee of the Company or such Company Subsidiary he or she makes or conceives of either solely or jointly with others, that relate to the business, products or projects of the Company or any of the Company Subsidiaries, or involve the use of the Company's or any of the Company Subsidiaries' time, material or facilities to the extent permitted by Law. Each of the Company and the Company Subsidiaries has obtained legally binding written agreements from all officers, employees and third parties with whom the Company or any of the Company Subsidiaries has shared confidential proprietary information (i) of the Company or any of the Company Subsidiaries or (ii) received from others which the Company or any of the Company Subsidiaries is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential. Neither the Company nor any of the Company Subsidiaries is aware that any of the officers or employees of the Company or any of the Company Subsidiaries is obligated under any Contract, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or any of the Company Subsidiaries.

         (f) Software. Section 3.18(f) of the Disclosure Letter sets forth all Software that is material to the operation of the Company's business and indicates whether such software is owned or licensed by the Company or any of the Company Subsidiaries. Following the Merger, the Software may be used by the Surviving Corporation on identical terms and conditions as the Company enjoyed immediately prior to the Merger. Neither the Company nor any Company Subsidiary has transferred any of their source code to any other party.

         (g) Breaches. To the Company's knowledge, no employee or contractor of the Company or any of the Company Subsidiaries has transferred Intellectual Property or confidential or proprietary information to the Company or any of the Company Subsidiaries or to any third party in violation of any Law or any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Company or any of the Company Subsidiaries or any prior employer.

         Section 3.19. Tax Matters.

         (a) Each of the Company and the Company Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Company and the Company Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Company and the Company Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

         (b) There is no material dispute or claim concerning any Tax liability of any of the Company and the Company Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the Company has knowledge based upon personal contact with any agent of such authority.

         (c) Section 3.19 of the Disclosure Letter lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company and the Company Subsidiaries for taxable periods ended after December 31, 1999, indicates those income Tax Returns that have been audited, and indicates those income Tax Returns that currently are the subject of audit. The Company has made available to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by any of the Company and the Company Subsidiaries since December 31, 1999. None of the Company and the Company Subsidiaries has waived any statute of limitations in respect of income Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency.

         (d) None of the Company and the Company Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. None of the Company and the Company Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Section 280G of the Code. None of the Company and the Company Subsidiaries has been or will be required to make an adjustment under Section 481(c) of the Code as a result of a change or proposed change in accounting method or otherwise. None of the Company and the Company Subsidiaries has been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Company and the Company Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and the Company Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than any of the Company and the Company Subsidiaries) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (e) The unpaid income Taxes of the Company and the Company Subsidiaries
(A) did not, as of October 31, 2002, exceed by any material amount of the reserve for income tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiaries in filing their income Tax Returns.

         (f) All Taxes which the Company or any Company Subsidiary is required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to appropriate Governmental Entity.

         (g) Without implication that any of such carryovers shall be available for use at any time following the Effective Time, the net operating loss carryovers of the Company and the Company Subsidiaries as of December 31, 2001 was not less than $54.0 million.

         (h) As used in this Agreement, "Taxes" (or "Tax") shall mean all federal, state, county, local, foreign, territorial, and other taxes, imposts, charges, fees, levies, and duties (including, without limitation, income, profits, premium, estimated, excise, sales, use, license, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, gain, withholding, employment and payroll related, and property taxes, import duties, and other governmental charges and assessments), whether attributable to statutory or nonstatutory rules, whether or not measured in whole or in part by net income, and whether disputed or not, including interest, additions to tax or interest, and assessments and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment relating to any of the foregoing; and "Tax Return" shall mean any and all reports, returns, declarations, schedules, information returns, statements, or other information required to be supplied to a taxing or governmental authority with respect to any Tax or Taxes, including without limitation any individual, combined or consolidated return.

         Section 3.20. Real Property.

         (a) None of the Company and the Company Subsidiaries owns any real property.

         (b) Section 3.20 of the Disclosure Letter lists and describes briefly all real property leased or subleased to any of the Company and the Company Subsidiaries. The Company has made available to Parent correct and complete copies of the leases and subleases (as amended to date) listed in Section 3.20 of the Disclosure Letter (as amended to date). With respect to each lease and sublease listed in Section 3.20 of the Disclosure Letter:

              (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects;

              (ii) no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

              (iii) no party to the lease or sublease has repudiated any material provision thereof;

              (iv) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

              (v) none of the Company and the Company Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

              (vi) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable Laws in all material respects.

         Section 3.21. Non-Competition Agreements. Other than with Parent or with respect to the license agreements set forth on Schedule 3.13, neither the Company nor any Company Subsidiary is a party to any Contract which purports to restrict or prohibit in any material respect the Company and the Company Subsidiaries collectively from, directly or indirectly, (i) engaging in any business currently conducted by or engaged in by the Company or any Company Subsidiary or (ii) soliciting any person in connection with the business of the Company. To the knowledge of the Company, none of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any Company Subsidiary or affiliate of either of them from, directly or indirectly, engaging in any of the businesses described above.

         Section 3.22. Insurance. Section 3.22 of the Disclosure Letter sets forth all insurance policies (including policies providing property, casualty, liability, and workers compensation coverage and bond and surety arrangements) with respect to which any of the Company and the Company Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; and (ii) neither any of the Company and the Company Subsidiaries nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy.
Section 3.22 of the Disclosure Letter describes any material self-insurance arrangements affecting any of the Company and the Company Subsidiaries. Since December 31, 2000, the Company has not received any written notice or other written communication regarding any actual or possible (i) cancellation or threatened termination of any insurance policy, (ii) refusal of any coverage or rejection of any claim under any insurance policy or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         Section 3.23. Customers. To the knowledge of the Company, the relationships of the Company with the customers listed on Schedule 3.23 (the "Key Customers") are good commercial working relationships. Since December 31, 2001, no Key Customer of the Company has canceled or otherwise terminated its relationship with the Company, or has decreased materially its purchases of the services or products of the Company. No Key Customer, has, to the knowledge of the Company, any plan or intention to terminate, to cancel or otherwise materially and adversely modify it relationship with the Company or to decrease materially or limit its purchase or distribution of the services or products of the Company. The Company, to its knowledge, has not engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

         Section 3.24. Assets. The Company and the Company Subsidiaries have good and marketable title to, or a valid leasehold interest in, the material properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, and all such properties and assets are free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Most

Recent Balance Sheet. The assets held by each of the Company and the Company Subsidiaries after giving effect to the transactions contemplated hereby will be sufficient to operate their business in the manner in which they are currently being conducted, and none of such assets or rights will be impaired or become subject to claims for increased fees or royalties or other costs as a result of the transactions contemplated hereby.

         Section 3.25. Certain Statutes. No "fair price," "moratorium," "control share acquisition" or other similar state or federal anti-takeover statute or regulation, including Section 203 of the DGCL is applicable to the Merger.

         Section 3.26. Offers. The Company has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of any acquisition, merger, consolidation or sale of all substantially all of the assets of Company with parties other than Parent.

         Section 3.27. Certain Interests. Other than relationships with Parent and its affiliates, no officer or director of the Company and, to the knowledge of the Company, no immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director: has (i) any direct or indirect financial interest in any creditor, competitor, supplier, manufacturer, agent, representative, distributor or customer of the Company (except for any such ownership or interest resulting from the ownership of less than 1% of securities in a public company), or (ii) owns, directly or indirectly, in whole or in part, or has any other interest, in any tangible or intangible property which the Company uses in the conduct of its business (except for any such ownership or interest resulting from the ownership of less than 1% of securities in a public company). Except for the payment of employee compensation in the ordinary course of business, the Company does not have any Liability to any officer or director of the Company or to any immediate relative or spouse (or immediate relative of such spouse) of any such officer or director.

         Section 3.28. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, other than Thinkequity Partners pursuant to an agreement as set forth in Section 3.28 of the Disclosure Letter. No employee or consultant of the Company is entitled to a bonus or some other payment as a result of the transactions contemplated by this Agreement, other than as set forth on Schedule 5.5(b).

         Section 3.29. Information Known by Parent. No representation or warranty is made by the Company in this Article III as to (a) any Liability that existed on or prior to December 31, 1999, or any matter occurring prior thereto to the extent that solely with the passage of time would give rise to a Liability following December 31, 1999 with respect to the portion of the business of the Company which was contributed to the Company by Parent pursuant to that certain Master Transaction Agreement (the "Master Transaction Agreement") dated as of June 15, 1999 (as amended), as to which the Company has no knowledge on the date hereof; (b) the Company's compliance with any of the obligations directly to Parent (and not involving any third parties) pursuant to the agreements entered into between the Company and Parent in December 1999 pursuant to that certain Master Transaction Agreement, to the extent the

Company's actions are known to Parent and are consistent with the course of dealing between the Company and Parent under such agreements and as long as such the Company's lack of compliance does not result in a potential third party Claim or adversely affect Parent or the Company's relationship with a third party; (c) any content licensed by Parent or an affiliate of Parent to the Company solely to the extent of the form of content so supplied and solely to the extent that such content is used in the manner contemplated by the license of such content and consistent with the course of dealing between Parent and the Company, or (d) any matter or condition that was included or referenced in any materials distributed to the Board of Directors of the Company on or prior to the date hereof, to the extent a reasonable person would conclude from such written materials that such matter or condition would apply as an exception to a representation or warranty contained in this Article III (collectively, the "Parent Exceptions").

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company, subject to such exceptions or qualifications to specific representations and warranties as are disclosed in writing in the disclosure letter previously delivered by Parent to the Company (the "Parent Disclosure Letter"), as follows:

         Section 4.1. Organization and Qualification. Each of Parent and Merger Sub has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, has no Material Adverse Effect on Parent. For purposes of this Agreement, "Material Adverse Effect on Parent" means any state of affairs or change that has had, or will reasonably be likely to have materially impaired or will materially impair the ability of Parent and Merger Sub to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

         Section 4.2. Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement (the "Requisite Parent Approval"), to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by Parent and Merger Sub. This Agreement has been validly executed and delivered by Parent and Merger Sub, and assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms subject to (i) the effect of applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, or other similar federal or state laws affecting the rights of creditors and (ii) the effect of availability of rules of law governing specific performance, injunctive relief or other agreeable remedies (regardless or whether any such remedy is considered in a proceeding or law or in equity).

         Section 4.3. No Conflict. Except as set forth in Section 4.3 of the Parent Disclosure Letter, the execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent and Merger Sub will not:

              (i) conflict with or violate any provision of its organizational documents; and

              (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.3 of the Parent Disclosure Letter have been obtained and all filings and obligations described in
         Section 4.3 of the Parent Disclosure Letter have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is or may be bound or affected, except for any such conflicts or violations that, individually or in the aggregate, have no Material Adverse Effect on Parent or Merger Sub.

         Section 4.4. Required Filings and Consents. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for any applicable requirements of the Exchange Act, the filing of the Certificate of Merger as required by the DGCL, filings required under the HSR Act, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, have no Material Adverse Effect on Parent or Merger Sub. Neither Parent nor Merger Sub is a party to, bound by, any contract or other agreement that would prohibit or materially delay the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not require the approval of the stockholders of Parent.

         Section 4.5. Equity. The outstanding equity of the Surviving Corporation immediately following the Effective Time shall be as set forth on
Schedule 4.5.

                                   ARTICLE V

                                    COVENANTS

         Section 5.1. Conduct of Business of the Company. Except as contemplated by this Agreement or with the prior written approval of Parent, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of the Company Subsidiaries to conduct its operations only in the ordinary course of business and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, will use commercially reasonable efforts to, and to cause each Company Subsidiary to, preserve intact the business organization of the Company and each of the Company Subsidiaries, to keep available the services of the present officers and key employees of the Company and the Company Subsidiaries, to maintain in effect all material federal, state and local licenses, permits, approvals and authorizations that are required for each of the Company and the Company Subsidiaries to carry on its business, to maintain the Intellectual Property, to preserve and keep confidential the trade secrets of the Company and the Company Subsidiaries, and to preserve the good will of customers, suppliers and all other persons having business relationships with the Company and the Company Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or disclosed in Section 5.1 of the Disclosure Letter, prior to the Effective Time, the Company will not, and will not permit any Company Subsidiary to, without the prior written approval of Parent, take any of the actions referred to in Section 3.10.

         Section 5.2. Notification of Certain Matters. Parent and the Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which could reasonably be expected (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Effective Time, (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied or (iii) to result in, in the case of Parent, a Material Adverse Effect on Parent and, in the case of the Company, a Material Adverse Effect on the Company, (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of any party or the conditions to the obligations of any party hereunder, (c) any notice or other material communications from any Governmental Entity in connection with the transactions contemplated by this Agreement and (d) the commencement of any suit, action or proceeding that seeks to prevent, seeks damages in respect of, or otherwise directly relates to the consummation of the transactions contemplated by this Agreement. The Company will keep Parent informed of all proposed filings and actions with respect to Governmental Entities in respect of the Company Intellectual Property.

         Section 5.3. Access to Information; Confidentiality.

         (a) From the date of this Agreement to the Effective Time the Company shall (and shall cause their respective subsidiaries to): (i) provide to Parent (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, investment bankers, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and the Company Subsidiaries and to the books and records thereof; and (ii) furnish promptly such information concerning the Company and the Company Subsidiaries as Parent or its Representatives may reasonably request. No investigation conducted under this Section 5.3 shall affect or be deemed to modify any representation or warranty made in this Agreement.

         (b) The Company shall, and shall cause its Representatives to, treat and hold as confidential the terms of this Agreement and the transactions contemplated by this Agreement and, without the prior written approval of Parent, shall not disclose such terms to any person except to the Company Stockholders and Representatives in connection with this Agreement.

         (c) Prior to the Effective Time, Parent shall, and shall cause its Representatives to, treat and hold as confidential the terms of this Agreement and the transactions contemplated by this Agreement and, without the prior written approval of the Company, shall not disclose such terms to any person except to its stockholders and Representatives in connection with this Agreement; provided that Parent may make such disclosure to others without the Company's consent if Parent reasonably believes that such disclosure is required in connection with the operation of its business (such as to its lenders) or by applicable law or regulation (including without limitation the federal securities laws and The New York Stock Exchange rules and regulations).

         Section 5.4. No Solicitation.

         (a) The Company agrees that, prior to the Effective Time, neither it nor the Company Subsidiaries shall authorize or permit any of their Representatives directly or indirectly, to (i) solicit, initiate or encourage any inquiries or the making of any offer or proposal with respect to (x) any merger, consolidation, share exchange, recapitalization, business combination or similar transaction, (y) any sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of assets of the Company or the Company Subsidiaries outside the ordinary course of business, or (z) any sale of shares of capital stock, other than the transactions contemplated by this Agreement (any of the foregoing inquiries, offers or proposals being referred to in this Agreement as a "Proposal"), (ii) negotiate or otherwise engage in substantive discussions with any person (other than Parent or its Representatives) that has submitted or proposed to submit any Proposal, (iii) provide to any person any information or data relating to the Company or any Company Subsidiary for the purpose of facilitating the making of any Proposal, or (iv) agree to approve or recommend any Proposal or otherwise enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement.

         (b) In addition to the obligations of the Company set forth in paragraph (a) of this Section 5.4, the Company shall as promptly as is practicable advise Parent orally and in writing of any request for information relating to any Proposal and the material terms and conditions of such request or Proposal and the identity of the person making such request or Proposal. The Company will keep Parent informed of the status (including amendments or proposed amendments) of any such request or Proposal.

         Section 5.5. Employee Benefits Matters.

         (a) Prior to the Effective Time, the Company shall take all necessary actions to obtain the requisite stockholder approval (if any such approval is required) under Section 280G(b)(5) of the Code of any payments or benefits that could be considered "excess parachute payments" within the meaning of Section 280G of the Code and shall require all "disqualified individuals" within the meaning of Section 280G of the Code, to subject their existing benefits and payments to the stockholder approval requirements of Section 280G(b)(5) of the Code, as contemplated in the Proposed Treasury Regulations promulgated thereunder.

         (b) Parent agrees that the Surviving Corporation shall pay to each employee of the Company listed on Schedule 5.5(b) the amount allocated to such employee on the Schedule, which amount shall not exceed $2,655,688.25 in the aggregate, for bonuses and due to loss of employment, as specified on such schedule. To the extent any such employee of the Company is party to an agreement with the Company which is listed on the Disclosure Letter, any payments made by the Company to the employee for a bonus or due to loss of employment shall be made pursuant to the terms of such agreement as long as such payment amounts are consistent with and not in excess of the amounts set forth on Schedule 5.5(b). The amount listed on Schedule

5.5(b) with respect to each employee that is due to loss of employment shall be paid in a single lump sum payment within ten days after the employee's delivery of an executed release and will be subject to all applicable tax withholding requirements. The amount listed on Schedule 5.5(b) with respect to each employee that is for a bonus shall be paid in the ordinary course of the Company's business, consistent with past practice.

         (c) The Surviving Corporation shall become the Sponsoring Employer under the bigchalk.com Retirement Savings Plan effective as of the Effective Time and shall waive the requirement of any advance notice for any trustee (other than a corporate trustee) of the bigchalk.com Retirement Savings Plan who elects to resign as trustee on or after the Effective Time.

         Section 5.6. Consents; Filings; Further Action.

         (a) Subject to the terms and conditions of this Agreement, each of the parties to this Agreement shall use commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to satisfy the conditions set forth in Article VI and to consummate and make effective the Merger and the other transactions contemplated by this Agreement,
(ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, (iii) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger and the other transactions contemplated by this Agreement required under
(A) the Securities Exchange Act of 1934 and any other applicable federal or Blue Sky Laws, (B) the HSR Act, (C) the DGCL, (D) any other applicable Law and (E) the rules and regulations of The New York Stock Exchange. The parties to this Agreement shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger and the other transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent and agreement of the other party to this Agreement, which consent shall not be unreasonably withheld or delayed.

         (b) Notwithstanding the foregoing, nothing in this Section 5.6 shall require, or be construed to require, Parent or the Company, in connection with the receipt of any regulatory approval, to proffer to, or agree to (A) sell or hold separate and agree to sell, divest or to discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent or the Company, or any of their affiliates (or to the consent to any sale, or agreement to sell, or discontinuance or limitation by Parent or the Company, as the case may be, of any of its assets or businesses) or (B) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses.

         (c) If, at any time after the Effective Time any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub or to more fully carry out the terms and intentions of this Agreement, the officers and director of the Company, Parent or Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

         Section 5.7. Public Announcements. The initial press release concerning the Merger shall be a joint press release and, thereafter, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except that Parent may make a public statement to the extent required by applicable Law or the requirements of The New York Stock Exchange.

         Section 5.8. Expenses. Except as otherwise provided in Section 2.2 and
Section 7.2, whether or not the Merger is consummated, all expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

         Section 5.9. Conversion Schedule. Section 5.9 of the Disclosure Letter is a schedule prepared by the Company (the "Conversion Schedule") showing that portion of the Merger Consideration to be paid to each holder of Company Stock, including the amount of cash to be deposited in the Holdback Fund and the Stockholder Representative Holdback, as of the execution of this Agreement as if the Effective Time and the exchange of consideration pursuant to the Merger had occurred as of the date of the execution of this Agreement. The Conversion Schedule sets forth the allocation of the Merger Consideration in accordance with the Amended and Restated Certificate of Incorporation of the Company and all applicable laws and agreements. The Parent shall not be required to pay any amounts, except as set forth on the Conversion Schedule.

         Section 5.10. Directors' and Officers' Indemnification. The certificate of incorporation and by-laws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification at least as favorable to directors and officers of the Company and the Company Subsidiaries (the "Indemnified Parties") as those provided in the Amended and Restated Certificate of Incorporation or By-laws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of three years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties unless such modification is required by law. The foregoing parties are expressly made third party beneficiaries to the provisions of this Section 5.10. From and after the Effective Time, Parent agrees to guarantee the Surviving Corporation's indemnification obligations contained in the Surviving Corporation's certificate of incorporation during such three year period; provided, however, Parent's obligation for the aggregate of all costs, expenses or Liability with respect thereto shall not exceed $3,000,000. Prior to the Closing Date, Parent shall have delivered to the Company the bylaws and certificate of incorporation of Merger Sub which shall reflect such provisions with respect to exculpation and indemnification.

         Section 5.11. Surviving Corporation Capitalization. Parent agrees that until the earlier of Second Survival Period Termination Date or the Release Date (as defined in Section 8.1(b)), Parent shall use its reasonable best efforts to maintain the capital structure of the Surviving Corporation, or its successor in interest, so that the liquidation preference of the preferred stock shall be no less than that provided in Schedule 4.5.

         Section 5.12. Post-Closing Expenses. Following the Effective Time, the Stockholder Representative Committee shall have the right to contact those persons who were holders of warrants to purchase common stock of the Company (the "Warrants") for the sole purpose of obtaining an agreement from such holders to terminate any rights such holders may assert with respect to the Warrants, including a release of the Company, the Surviving Corporation and Parent from any liability with respect to the Warrants, in the form attached hereto as Exhibit G (the "Warrant Release"). Parent shall pay all expenses reasonably incurred by the Stockholder Representative Committee in the course of its actions described in this Section 5.12, including any payments to holders of Warrants (all such payments and expenses being the "Post-Closing Expenses"); provided that (i) all Post-Closing Expenses in excess of $10,000 in the aggregate are previously approved in writing by Parent, which approval shall not be unreasonably withheld, (ii) such Post-Closing Expenses are less than $844,619.70 in the aggregate (the "Warrant Fund Amount"), (iii) any Post-Closing Expenses reimbursed by Parent shall reduce the Holdback Fund and (iv) in no event shall the Stockholder Representative Committee be paid or reimbursed for any Post-Closing Expenses for which Parent failed to receive written notice prior to the Release Date. The Stockholder Representative Committee shall keep Parent and its counsel promptly informed of all matters it undertakes with respect to the holders of Warrants. The Stockholder Representative Committee shall take no actions that Parent requests not be taken, unless Parent's request is not reasonable under the circumstances. In no event shall the Stockholder Representative Committee enter into any release, settlement or agreement with the holders of Warrants, other than in the form of the Release. Any disputes between Parent and the Stockholder Representative Committee with respect to Post-Closing Expenses shall follow the same procedures set forth for Indemnification Claims in Section 8.4.



                                   ARTICLE VI

                                   CONDITIONS

         Section 6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to consummate the other transactions contemplated by this Agreement to be consummated on the Closing Date is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

         (a) Consents. All authorizations, consents, approvals and action of any Governmental Entity required to permit the consummation of the Merger and the other transactions contemplated by this Agreement shall have been obtained or made, free of any condition, including without limitation, the expiration or termination of any waiting period under the HSR Act.

         (b) Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, order, injunction or decree (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, makes illegal or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement.

         Section 6.2. Conditions to Obligations of Parent. The obligations of Parent to consummate the transactions contemplated by this Agreement to be consummated on the Closing Date are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

         (b) Performance of Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

         (c) Opinion. Parent shall have received the opinion of Altheimer & Gray, counsel to the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit H.

         (d) Approvals. Parent shall have received, each in form and substance reasonably satisfactory to Parent, (i) all third party consents set forth in
Section 6.2(d) of the Disclosure Letter and (ii) any authorization, consent, order or approval from any third party, the failure to obtain would have, or could reasonably be expected to have, a Company Material Adverse Effect;

         (e) No Company Material Adverse Effect. No event or events shall have occurred, or could be reasonably likely to occur, which, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect on the Company or its business;

         (f) No Restraints. There shall not be pending or threatened any suit, action, investigation or proceeding to which a Governmental Entity is a party
(i) seeking to obtain from Parent or the Company any damages that are material or (ii) seeking to prohibit or limit the ownership or operation by Parent or the Company of any portion of their respective businesses or assets.

         (g) Secretary's Certificate. Parent shall have received a certificate executed by the Secretary of the Company attaching and certifying as to (i) the

Company's current Amended and Restated Certificate of Incorporation and Bylaws,
(ii) the resolutions of the Company's Board of Directors and the Company Stockholders approving this Agreement, the Charter Amendment and the transactions relating hereto and (iii) the number of votes for and against each resolution taken with respect to the approval of the Charter Amendment and this Agreement and the transactions herein contemplated;

         (h) Board and Officer Releases. The Company shall have received written letters of resignation and release agreements in favor of the Company from and against any Claims, from five of the current members of the Board of Directors who are not officers of Parent and all of the officers of the Company effective at the Effective Time, in form and substance reasonably satisfactory to Parent;

         (i) Parachute Payments. Prior to the Effective Time, the Company shall have obtained the requisite stockholder approval (if any such approval is required) under Section 280G(b)(5) of the Code of any payments or benefits that could be considered "excess parachute payments" within the meaning of Section 280G of the Code, and any "disqualified individuals" as defined in Section 280G of the Code shall have agreed to forfeit any payments that would otherwise be non-deductible if such stockholder approval is not obtained;

         (j) Approval of Merger. Holders of 95% of the Company Preferred Stock (determined on an as-converted to Company Common Stock basis) shall have consented to and approved the Merger, and the Merger shall have been approved and adopted by the holders of the requisite number of issued and outstanding shares of capital stock of the Company required under the DGCL and the Company's Amended and Restated Certificate of Incorporation to approve and adopt this Agreement and all matters contemplated hereby.

         (k) Company Expense Statements. At Closing, the Final Company Expense Statements shall be delivered to Parent by the Company.

         (l) Disclosure Letter Schedules. The parties acknowledge that certain sections of the Disclosure Letter and documents relating thereto have not been delivered to Parent (the "Undelivered Sections"). The Undelivered Sections and such related documents shall have been delivered to Parent at least four Business Days prior to the Closing and the Undelivered Sections and related documents shall be acceptable to Parent in its sole discretion. Parent's acceptance of the Undelivered Sections shall be conclusively presumed unless Parent objects in writing on or before the expiration of the fourth Business Day after delivery.

         (m) The Charter Amendment shall be filed with the Secretary of State of the State of Delaware and be effective in accordance with the DGCL. A copy of a Charter Amendment, certified by the Secretary of State of the State of Delaware shall be delivered to Parent.

         Section 6.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger and consummate the other transactions contemplated by this Agreement to be consummated on the Closing Date is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and the Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation and warranty is expressly limited by its terms to another date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

         (b) Performance of Obligations of Parent. Parent shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

         (c) Certain Parent Deliveries. Parent shall have delivered to the Company (i) the Consent, executed by Parent in its capacity as a holder of Company Common Stock and in its capacity as a holder of Company Series B Stock, and (ii) an agreement that all Warrants issued to Bell & Howell Company shall be automatically terminated at the Effective Time.

                                  ARTICLE VII

                                   TERMINATION

         Section 7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

         (a) by mutual written consent of Parent and the Company duly authorized by the board of directors of Parent and the Company;

         (b) by either Parent or the Company, if the Effective Time shall not have occurred on or before March 31, 2003; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

         (c) by either Parent or the Company, if any order, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction or Governmental Entity and shall have become final and nonappealable;

         (d) by Parent, in the event of a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the condition set forth in Section 6.2(a) would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of commercially reasonable efforts and for so long as the Company continues to exercise such commercially reasonable efforts, Parent may not terminate this Agreement under this Section 7.1(d); and

         (e) by the Company, in the event of a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the condition set forth in Section 6.3(a) would not be satisfied (a "Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent through commercially reasonable efforts and for so long as Parent continues to exercise such commercially reasonable efforts, the Company may not terminate this Agreement under this Section 7.1(e).

         Section 7.2. Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent or the Company or any of their respective Representatives, and all rights and obligations of each party to this Agreement shall cease; provided, however, that Sections 5.3(b) and 5.8 and Article IX shall remain in full force and effect, and nothing in this Agreement shall relieve any party from liability for fraud or the breach of any of its representations and warranties or covenants or agreements set forth in this Agreement.



                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

         Section 8.1. Survival.

              (a) All representations and warranties made by the Company in this Agreement or in any document delivered pursuant hereto shall survive the Closing and shall continue to be fully effective and enforceable for a period beginning on the Closing and ending on the date which is fifteen months after the Closing (the "First Survival Period Termination Date"); provided that the representation and warranties set forth in Section 3.3(b) (solely as it relates to the Warrants) shall survive until the earlier of the Second Survival Period Termination Date or the Release Date.

              (b) The indemnification obligations set forth in Section 8.2(a)(iv) shall survive until the earlier of December 31, 2004 (the "Second Survival Period Termination Date") or the date on which each holder of Warrants immediately prior to the Effective Time executes a Release as provided in Section
         5.12 (the "Release Date").

              (c) All covenants set forth in this Agreement required to be performed or completed prior to the Closing shall survive the Closing and shall survive until the First Survival Period Termination Date; provided that any covenants relating to the indemnification obligations set forth in clause (b) above shall expire on the earlier of the Second Survival Period Termination Date or the Release Date. All covenants set forth in this Agreement required to be performed or completed after the Closing shall continue forever until satisfied.

              (d) Notwithstanding the foregoing, any claim for indemnification that is asserted by written notice prior to the applicable Survival Period Termination Date for such claim shall survive until resolved by Parent and the Stockholder Representative Committee or pursuant to a final nonappealable judicial or arbitration determination (as applicable under Section 8.4(b)).

              (e) All representations and warranties made by Parent in this Agreement or in any document delivered pursuant hereto shall survive the Closing and terminate at the First Survival Period Termination Date or upon the termination of this Agreement under Section 7.1, as the case may be; provided that the representation and warranties set forth in Section 4.5 and Section 5.11 shall survive until the earlier of the Second Survival Period Termination Date or the Release Date.

              (f) Neither the period of survival nor the liability of the Company Securityholders with respect to the representations and warranties contained in this Agreement shall, except to the extent set forth in Section 3.29, be reduced by any investigation made at any time (whether before or after the Effective Time) by or on behalf of Parent or by any actual, implied or constructive knowledge or notice of any facts or circumstances that Parent may have as a result of any such investigation or otherwise. If written notice of a claim has been given prior to the applicable Survival Period Termination Date by Parent to the Stockholder Representative Committee, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

         Section 8.2. Indemnification.

         (a) Subject to Section 8.3, and except as described in Section 5.5(b), Parent shall be indemnified and held harmless by the Disinterested Stockholders, jointly and severally, for any and all loss, damage, cost, reasonable expense (including court costs, amounts paid in settlement, judgments, reasonable attorneys' fees or other expenses for investigating and defending), diminution in value, suit, action, claim, deficiency, liability or obligation (collectively, "Loss") suffered by Parent, the Surviving Corporation or any of their officers, directors, agents, stockholders, representatives, parents, subsidiaries, affiliates, successors and assigns, related to, caused by or arising from any:

              (i) misrepresentation or breach of any representations and warranties by the Company or the failure by the Company to fulfill any covenant or agreement contained herein or in any other agreement, instrument or other document delivered pursuant hereto;

              (ii) any and all third party claims made based upon facts alleged that, if true, would have constituted any such misrepresentation, breach or failure;

              (iii) Losses from Claims for breach of contract or otherwise made by any party alleging to have had a contractual or other right to acquire the Company's capital stock or assets;

              (iv) any claim against Parent, the Company or the Surviving Corporation in connection with, or related to or resulting from the Warrants (including the purported exercise thereof) and the Post-Closing Expenses;

              (v) any Company Expenses in excess of the amount set forth in the Final Company Expense Statements;

              (vi) any amounts paid to a holder of Dissenting Shares in excess of the aggregate amount such holder would have received pursuant to
         Section 2.2, plus any expenses incurred by the Surviving Corporation in connection therewith; and

              (vii) any claim asserted by any of the Company Stockholders against Parent, the Company or the Surviving Corporation, in their capacity as stockholders (other than claims described in (vi) above or claims arising out of the breach by Parent or the Surviving Corporation of any of its representations, warranties and covenants contained in this Agreement or any of the other related agreements).

         (b) Solely for the purposes of determining Losses pursuant to this
Article VIII and not for determining whether there was a breach of a representation and warranty, any requirement in a representation or warranty that an event or fact be material or have a Material Adverse Effect on the Company, which is a condition to such event or fact constituting an inaccuracy or breach of such representation or warranty, shall be ignored and all Losses arising out of the inaccuracy or breach of such representation or warranty shall be taken into account for purposes of determining the rights of Parent to indemnification pursuant to this Article VIII.

         Section 8.3. Limitation of Indemnification Obligation. Notwithstanding anything to the contrary contained in this Agreement, except with respect to claims based on fraud or for injunctive relief or specific performance:

              (i) the Holdback Fund shall be the sole and exclusive source of recovery for claims against the Disinterested Stockholders, and the maximum aggregate amount of indemnifiable Losses arising out of or resulting from the causes enumerated in (y) Section 8.2(a) (i), (ii),
         (iii), (v), (vi) and (vii) that may be recovered from the Disinterested Stockholders shall not exceed $2,533,859.21 of the Holdback Fund (the

         "Primary Holdback Amount") and (z) Section 8.2(a)(iv) shall not exceed the Holdback Fund, subject to Section 8.4(e) below;

              (ii) no reduction of the Holdback Fund with respect to any indemnifiable Losses pursuant to Sections 8.2(a) (i), (ii), (iii),
         (iv) and (vii) shall be made until such time as all such indemnifiable Losses that are recoverable against the Holdback Fund shall aggregate to more than $175,000 (which amount includes the portion of the Losses allocated to Parent under clause (iii) below), after which time the Disinterested Stockholders shall be liable, subject to clause (iii) below, for all such indemnifiable Losses in excess of $100,000 (which amounts include the portion of the Losses allocated to Parent);

              (iii) with respect to each indemnifiable Loss, 15.538% of the amount of such indemnifiable Loss (which represents the portion of the Loss that is hereby allocated to Parent, based upon Parent's ownership of Company Preferred Stock) shall not be recoverable against the Holdback Fund;

              (iv) Except for claims based on fraud or for injunctive relief or specific performance, or for claims directed against a Company Securityholder for breaches of the Consent or the Letter of Transmittal, the remedies set forth in Section 8.2(a) (as limited by this Section 8.3) shall provide the sole and exclusive remedy after the Effective Time against the Company Securityholders for breaches of the representations, warranties, covenants and agreements contained in the Agreement or any other related agreement or under any other theory of liability;

              (v) The maximum aggregate amount of Losses that may be recovered from Parent for any breaches of any provision of this Agreement shall not exceed the amount of the Holdback Fund that is retained by Parent; and

              (vi) No party shall not be entitled to recover Losses:

                    (A) due to any consequential damages of any kind or any
               unforeseeable punitive damages, unless the consequential or punitive damages result from a third party Claim;

                    (B) with respect to the failure to obtain any consent, or to satisfy any conditions imposed incident to the giving of any consent, to the extent that such party has expressly waived in writing the condition with respect thereto; or

                    (C) to the extent the subject matter of the claim is covered by third party insurance (including title insurance) and to the extent of amounts paid by the insurance carrier with respect to the claim.

         Section 8.4. Reduction of Holdback Fund.

         (a) In the event Parent is entitled to indemnification from the Disinterested Stockholders pursuant to Article VIII (including as result of Section

5.12), then (subject to Section 8.5 with respect to third party claims) on or prior to the applicable Survival Period Termination Date, Parent shall deliver a prompt written notice (a "Release Notice") to the Stockholder Representative Committee stating (i) that the Parent is entitled to indemnification pursuant to the Merger Agreement for an indemnifiable claim (an "Indemnification Claim"),
(ii) the basis for such Indemnification Claim (including identifying the subsection of Section 8.2(a) under which such Indemnification Claim is made), and (iii) the amount of the Loss related to the Indemnification Claim and the amount of the Indemnification Claim (which consists of the amount that Parent believes should reduce the Holdback Fund). No delay on the part of Parent in notifying the Stockholder Representative Committee shall relieve the Stockholder Representative Committee from any obligation hereunder unless (and then solely to the extent) that the Stockholder Representative Committee is prejudiced thereby. Unless the Stockholder Representative Committee delivers to Parent a written notice (a "Dispute Notice") within thirty (30) days of the date of the Release Notice that the Stockholder Representative Committee disputes the amount of the Indemnification Claim set forth in the Release Notice or the applicability of Section 8.2 to the matters described in the Release Notice, the Holdback Fund shall be reduced by the amount of the Indemnification Claim and such amount shall be deemed the property of Parent. The Dispute Notice, if any, shall state that the Stockholder Representative Committee disputes the distribution described in the Release Notice and will contain a description in reasonable detail of the basis for the dispute and the amount in dispute. During the period herein in which the Stockholder Representative Committee may dispute a Release Notice or there exists an outstanding Disputed Claim for which Parent cannot reduce the Holdback Amount under Section 8.4(d), Parent shall provide the Stockholder Representative Committee and its authorized representatives with reasonable access to the documents and employees of the Surviving Corporation relating to the Indemnification Claim for the sole purpose of enabling the Stockholder Representative Committee to verify the Indemnification Claim. The Stockholder Representative Committee agrees that it shall be bound by the provisions of Section 5.3 with respect to such confidential information for a period of three years after the date of the Dispute Notice, provided that such confidential information may be disclosed to the extent necessary in a Court Action or Arbitration.

         (b) If the Stockholders Representative Committee objects to the basis for indemnification or the amount of the Indemnification Claim within the time period set forth in subsection (a) hereof, Parent and the Stockholder Representative Committee shall in good faith attempt to resolve the specified claims ("Disputed Claims", individually, a "Disputed Claim"). If no resolution of the Disputed Claims can be reached within thirty (30) days of delivery of the Dispute Notice, then the Stockholder Representative Committee or the Company may avail itself of any remedies it may have (i) in a court of competent jurisdiction, to resolve any Indemnification Claim in which the amount in dispute is in excess of $250,000 (a "Court Action") or (ii) in Arbitration as described in

Section 8.4(c), to resolve any Indemnification Claim in which the amount in dispute is equal to or less than $250,000.

         (c) For this Section 8.4, Arbitration shall mean a dispute resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association (except as otherwise provided below), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding anything to the contrary, the Commercial Arbitration Rules shall be modified as follows:

              (i) The place of hearing shall be Chicago, Illinois.

              (ii) There shall be one neutral arbitrator who shall serve by himself for any one controversy, claim or dispute, who shall be selected and appointed by the Parent and the Stockholder
         Representative Committee (who if such parties cannot agree, shall be selected by the American Arbitration Association Tribunal Administrator who receives the application for arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association);

              (iii) Except as agreed by Parent and the Stockholder Representative Committee, there shall never be the same arbitrator for different controversies, claims or disputes, except for counterclaims;

              (iv) The hearing shall take place within ten (10) days after the arbitrator is selected;

              (v) The hearing shall not be more than three days in length, and once commenced shall not be adjourned without the express written consent of both parties; and

              (vi) The cost of the arbitrator shall be divided equally.

              This right to Arbitration relates only to Disputed Claims in which the amount in dispute is equal to or less than $250,000 and in no way affects the parties' rights and obligations under Section 9.14.

         (d) The Holdback Fund shall not be reduced by the amount of any Disputed Claims and become the property of Parent unless and until (i) the Stockholder Representative Committee consents to such reduction or (ii) with respect to any unresolved Disputed Claim, the Stockholder Representative Committee fails to commence a Court Action or Arbitration (as applicable) prior to the later of (y) the applicable Survival Period Termination Date or (z) the date that is 60 days after delivery of the Release Notice. No portion of the Holdback Fund that is the subject of any outstanding Release Notice on the applicable Survival Period Termination Date shall be distributed to any Company

Securityholder under Section 2.2(c) until (y) a final, nonappealable and binding judgment of a Court Action is entered into by a court of competent jurisdiction or the Arbitration has concluded (as applicable) or (z) the Stockholder Representative Committee and Parent agree in writing to a settlement of the dispute.

         (e) Distribution of Holdback Fund.

              (i) On the Business Day immediately following the First Survival Period Termination Date, the portion of the Holdback Fund that constitutes the Primary Holdback Amount (as such amount has been reduced in accordance with Section 8.4 and including any Holdback Interest accrued thereon) shall be distributed to the Stockholder Representative Committee, on behalf of the Disinterested Stockholders; provided that no amounts shall be distributed that are subject to outstanding Indemnification Claims or Release Notices (including any Indemnification Claim pursuant to Section 8.2(a)(iv) or any claim pursuant to Section 5.12).

              (ii) On the Second Business Day immediately following the earlier of Second Survival Period Termination Date or the Release Date (which may be before or after the First Survival Period Termination Date), the Warrant Fund Amount (as such amount has been reduced in accordance with Section 5.12 and which amount shall be reduced by the amounts of any Indemnification Claims made pursuant to Section 8.2(a)(iv) (except to the extent already covered by the Primary Holdback Amount) and including any Holdback Interest accrued thereon) shall be distributed to the Stockholder Representative Committee, on behalf of the Disinterested Stockholders; provided that no amounts shall be distributed that are subject to outstanding Indemnification Claims or Release Notices made pursuant to Section 8.2(a)(iv) or any claim pursuant to Section 5.12.

              (iii) To the extent that at the First Survival Period Termination Date the Primary Holdback Amount is subject to Indemnification Claim(s) or Release Notice(s) which exceed the aggregate amount of the remaining Primary Holdback Amount (y) the remaining Primary Holdback Amount shall first be deemed subject to claims other than those asserted under Section 5.12 or Section 8.2(a)(iv) and (z) any amounts thereafter available shall be deemed to be subject to claims asserted under Section 5.12 or Section 8.2(a)(iv).

         Section 8.5. Third Party Claims. For purposes hereof, "Third Party Claim" shall mean any action, suit, proceeding, investigation, or like matter which is asserted or threatened by a party other than the parties hereto, their successors and permitted assigns, against Parent or the Surviving Corporation for which Parent claims that the Disinterested Stockholders are obligated to indemnify Parent pursuant to Section 8.2(a). Forthwith following the receipt of notice of a Third Party Claim, Parent shall (i) notify the Stockholder Representative Committee of its existence, setting forth with reasonable specificity the facts and circumstances of which Parent has received notice and (ii) specifying the basis hereunder upon which Parent's claim for indemnification is asserted. Parent shall have the right to contest, defend and litigate any Third Party Claim with counsel of its choice after consultation with the Stockholder Representative Committee. Parent shall keep the Stockholder Representative Committee and its counsel reasonably informed of all developments in its contest, defense and litigation of such claim, including the Parent's costs incurred in connection therewith, and shall consult with the Stockholder Representative Committee, and allow the Stockholders Representative Committee and its counsel input into (but not control of), all material decisions in connection therewith. Parent shall have the right to settle any such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided, however, (i) at least ten (10) days prior to any such settlement, written notice of its intention to settle shall be given to the Stockholder Representative Committee, and (ii) Parent shall not settle any Third Party Claim without the written consent of the Stockholder Representative Committee (which will not be unreasonably withheld or delayed) to the extent that (x) the Third Party Claim involves an Indemnification Claim for money damages in an amount that is less than the remaining amount of the Holdback Fund (less any pending Claims against the Holdback Fund), calculated at the time such claim is made, (y) the Third Party Claim does not seek an injunction or other equitable relief, and (z) the Third Party Claim, if decided adverse to the Parent or the Surviving Corporation, is not reasonably expected to have a material adverse effect on Parent or the Surviving Corporation.

         Section 8.6. Stockholder Representative Committee; Approval of Disinterested Stockholders.

         (a) Authority. The Disinterested Stockholders, by their approval of the Merger and/or their tender pursuant to Section 2.2(a), will be conclusively deemed to have consented to, approved and agreed to be personally bound by: (a) the indemnification provisions of Article VIII, including the Holdback Fund and the use of the Holdback Fund as payment for the indemnification obligations of such Company Stockholders under Article VIII, (b) the appointment of a committee comprised of Oakleigh Thorne, George Jenkins and Susan Harman to serve as the representative of the Disinterested Stockholders and as the attorney-in-fact and agent for and on behalf of the Company Stockholders (including their successors and assigns) (the committee being the "Stockholder Representative Committee") and (c) the taking by the Stockholder Representative Committee of any and all actions and the making of any decisions required or permitted to be taken by the Stockholder Representative Committee hereunder, including, without limitation, the exercise of the power to: (i) authorize the reduction of the Holdback Fund in satisfaction of Indemnification Claims made by Parent or any other indemnified person pursuant to Article VIII; (ii) agree to, negotiate and enter into settlement and compromises of and comply with orders of courts and awards of arbitrators with respect to such claims; (iii) resolve, settle or compromise any claim for indemnity made pursuant to Article VIII; (iv) waive any right of any or all of the Disinterested Stockholders following the Merger with respect to matters set forth in this Agreement or any other agreement contemplated by this Agreement; (v) give and receive all notices required to be given under this Agreement; and (vi) take all actions necessary in the sole judgment of the Stockholder Representative Committee for the accomplishment of the foregoing. The Stockholder Representative Committee will act by majority and will have unlimited authority and power to act on behalf of the Disinterested Stockholders with respect to the disposition, settlement or other handling of all claims governed by this Article VIII, and all rights or obligations of the Disinterested Stockholders arising hereunder. In addition, the Stockholder Representative Committee is authorized to accept service of process upon the Disinterested Stockholders. All decisions and actions of the Stockholder Representative Committee in connection with this Agreement shall be binding and conclusive upon the Disinterested Stockholders and Parent and the Surviving Corporation will be entitled to rely on any action or decision approved by the majority of the members of the Stockholder Representative Committee. The Stockholder Representative Committee will not be a trustee for any Disinterested Stockholder or have any fiduciary duty to any Disinterested Stockholder, and in performing the functions specified in this Agreement, the Stockholder Representative Committee will not be liable to any Company Stockholders for any act or omission of the Stockholder Representative Committee, except actions or omissions caused by the Stockholder Representative Committee's gross negligence or willful misconduct. Any out-of-pocket costs and expenses reasonably incurred by the Stockholder Representative Committee in performing its obligations hereunder, at the Stockholder Representative Committee's option, will be either
(i) paid by the Disinterested Stockholders to the Stockholder Representative Committee, (ii) paid out of the Stockholder Representative Committee Holdback (which may be effected pursuant to a Contribution Agreement among the Stockholder Representative Committee and the Disinterested Stockholders), or
(iii) if the Holdback Fund is eligible for distribution to the Disinterested Stockholders pursuant to the terms of this Agreement, paid out of the amount of the Holdback Fund that is eligible for distribution to the Disinterested Stockholders, in any case, pro rata in proportion to the Disinterested Stockholders' respective percentage interests in the Preferred Stock Merger Consideration (not including for this purpose, the Parent's interest with respect thereto). Notwithstanding the foregoing, to the extent any Company Preferred Stockholder advances funds in excess of its pro rata proportion, the Stockholder Representative Committee shall remit such excess, together with interest at 2.45% from the date of such advance, to such Company Preferred Stockholder out of the Holdback Fund, when received by the Stockholder Representative Committee prior to any pro rata distribution of the Holdback Fund.

         (b) Stockholder Representative Holdback. A portion of the Preferred Stock Merger Consideration equal to $50,000 shall be paid by Parent on behalf of the Disinterested Stockholders to the Stockholder Representative Committee (the

"Stockholder Representative Holdback"). Upon such payment, none of the Parent, Merger Sub nor the Surviving Corporation shall have any further obligation with respect thereto. Such amount shall be used by the Stockholder Representative Committee to pay all expenses, and to satisfy and discharge any obligations of, the Stockholder Representative Committee. Upon full satisfaction and discharge all of the obligations of the Stockholder Representative Committee, and payment of all expenses in relation thereto, the Stockholder Representative Holdback shall be distributed to the Disinterested Stockholders.

         (c) Standard of Conduct. No member of the Stockholder Representative Committee nor any of his partners, members, directors, officers, employees or agents shall be liable to any of the Company Stockholders for any error of judgment, act done or omitted by them, or mistake of fact or law in connection with his services pursuant to Article VIII, unless caused by his own gross negligence or willful misconduct. In taking any action or refraining from taking any action whatsoever the Stockholder Representative Committee shall be protected in relying upon any notice, paper or other document reasonably believed by it to be genuine, or upon any evidence reasonably deemed by it to be sufficient. The Stockholder Representative Committee may consult with counsel in connection with its duties and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. In connection with its services under Article VIII, the Stockholder Representative Committee shall not be responsible for determining or verifying the authority of any person action or purporting to act on behalf of any party to this Agreement.

         (d) Indemnification. Each Disinterested Stockholder agrees to indemnify the Stockholder Representative Committee ratably in accordance with his or her pro rata share of the Holdback Fund, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Stockholder Representative Committee in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Company Securityholder shall be liable for any of the foregoingto the extent they arise from the Stockholder Representative Committee's gross negligence or willful misconduct. The Stockholder Representative Committee shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its reasonable satisfaction by the Disinterested Stockholder against any and all Liability and expense which may be incurred by the Stockholder Representative Committee by reason of taking or continuing to take any such action.

         (e) Resignation or Removal of a member of Stockholder Representative Committee. Subject to the appointment and acceptance of a successor member of the Stockholder Representative Committee as provided below, any person serving as a member of the Stockholder Representative Committee may (i) resign at any time thirty (30) days subsequent to giving notice thereof to the Disinterested Stockholders and Parent, and (ii) be removed at any time with or without cause by action of the Company Stockholders who represented a majority of the rights to the Holdback Fund. Upon such resignation or removal, the Company Stockholders who represented a majority of the rights to the Holdback Fund may appoint a successor member of the Stockholder Representative Committee, which successor shall be reasonably acceptable to Parent. If no successor shall have been appointed by the Company Stockholders and accepted such appointment within twenty (20) days after the retiring member of the Stockholder Representative Committee provides notice of resignation or the Company Stockholders' removal of a member of the Stockholder Representation Committee, then the retiring or removed member may, on behalf of the Company Stockholders, appoint a successor, which shall be reasonably acceptable to Parent. During a vacancy, the remaining members of the Stockholder Representative Committee may fully act on behalf of the Stockholder Representative Committee including if there is only one member as long as such remaining members act unanimously. Upon the acceptance of any appointment as a member of the Stockholder Representation Committee, hereunder, such successor member shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed member, and the retiring or removed member shall be discharged from his duties and obligations hereunder. After any retiring member's resignation or removal hereunder, the provisions of Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as a member of the Stockholder Representative Committee.

         (f) Member of Stockholder Representative Committee as Company Stockholder. Any member of the Stockholder Representative Committee, to the extent he was or is, or was or is affiliated with, a Company Stockholder, shall have the same rights and powers under this Agreement as any other Company Stockholder and may exercise the same as though he were not serving as a member of the Stockholder Representative Committee, and the term "Company Stockholder" shall include each member in his capacity as such.

         (g) Disclaimer of Liability. Parent and the Surviving Corporation are each hereby relieved from any Liability to any person for any actions done by it in accordance with such decision, act, consent or instruction of the Stockholder Representative Committee. Except for a notice regarding the change of the Stockholder Representative Committee, (as contemplated above), Parent and the Surviving Corporation shall be entitled to disregard any notices or communications given or made by any Company Stockholder unless given or made through the Stockholder Representative Committee.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1. Certain Definitions. For purposes of this Agreement:

         (a) The term "affiliate," as applied to any person, means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, the correlative terms "controlling," "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         (b) The term "business day" means any day, other than Saturday, Sunday or a United States federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern Time. In computing any time period under this Agreement, the date of the event which begins the running of such time period shall be included, except that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

         (c) The term "Common Stock Merger Consideration" means $0.0001 per share of Company Common Stock multiplied by the number of shares of Company Common Stock outstanding at the Effective Time (other than shares of Company Stock owned by Parent being cancelled pursuant to Section 2.1(d)).

         (d) The term "Company Expenses" means all costs and expenses for third party services incurred by the Company, the Stockholder Representative Committee or the Company Securityholders in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, whether before or after the Closing Date, including, without limitation, the fees and expenses of the Company's financial advisors, accountants and legal counsel, that were paid or are payable by the Company or paid or to be paid by Parent or the Surviving Corporation at or following the Effective Time.

         (e) The term "Holdback Amount" means $3,378,478.91.

         (f) The term "including" means, including but not limited to the things or matters named or listed after that term.

         (g) The term "ordinary course of business" means the ordinary course of business consistent with past practice.

         (h) The term "knowledge" or "knowledge of the Company" shall mean the knowledge of the following officers of the Company and each Company Subsidiary:
Jack Lynch, Susan Harman, Mike Evans, Kevin Norris; Sarah

Armstrong; Jake Schlumpf; Jayaram Balachander, Debbie Mikulak, and Susan
Laurento.

         (i) The term "person" shall include individuals, corporations, limited and general partnerships, trusts, limited liability companies, associations, joint ventures, Governmental Entities and other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

         (j) The term "Merger Consideration" means the Preferred Stock Merger Consideration plus the Common Stock Merger Consideration.

         (k) The term "Preferred Stock Merger Consideration" means fifty-five million three hundred seventy-five thousand dollars ($55,375,000) less the Common Stock Merger Consideration.

         (l) The term "subsidiary" or "subsidiaries" means, with respect to Parent, the Company or any other person, any corresponding or other entity of which Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests constituting more than 50% of the voting or economic interest in such entity.

         Section 9.2. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         Section 9.3. Waiver of Jury Trial.

         THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

         EACH PARTY (INCLUDING THE STOCKHOLDER REPRESENTATIVE COMMITTEE) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY (INCLUDING THE STOCKHOLDER REPRESENTATIVE COMMITTEE) CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY

MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.3.

         Section 9.4. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by overnight mail, or by facsimile (with a copy sent by overnight mail):

         if to Parent:

                  ProQuest Information and Learning Company
                  300 North Zeeb Road
                  Ann Arbor, MI  48103
                  Attention:  General Counsel
                  Fax: (734) 997-4289

         with copies to:

                  McDermott, Will & Emery
                  227 W. Monroe Street
                  Chicago, IL  60606
                  Attention:  Grant A. Bagan
                  Fax:  (312) 984-7700

         if to the Company (prior to the Closing):

                  bigchalk.com
                  1000 Chesterbrook, Ste. 111
                  Berwyn, PA 19312
                  Attention: John Lynch, Jr.
                  Fax: 610-699-5310

         if to the Stockholder Representative Committee (following the Closing):

                  George Jenkins General Partner, Apax Partners 445 Park Avenue New York, NY 10022 Fax: 212-319-6155


                  Oakleigh Thorne
                  Chairman & CEO, eCollege.com
                  270 E. Westminster
                  Lake Forest, IL  60045
                  Fax: 303-873-7449

                  Susan Harman
                  610 Callaway White Lane
                  Winchester, KY 40391
                  fax:  859-745-4988


         with copies (in each case) to:

                  Altheimer & Gray
                  10 South Wacker Drive, Suite 4000
                  Chicago, IL 60606
                  Attention: Phillip Gordon
                  Fax:  312-715-4800


or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

         Section 9.5. Entire Agreement. This Agreement (including any exhibits and annexes to this Agreement) and the Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement.

         Section 9.6. No Third Party Beneficiaries. Except as contemplated by
Article II with respect to the holders of issued and outstanding shares of Company Stock as of immediately prior to the Effective Time (including their rights with respect to the receipt of Merger Consideration) and Section 5.10, and except for the rights of the Stockholder Representative Committee hereunder, this Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

         Section 9.7. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties to this Agreement; provided that, after the approval of this Agreement by the Company Stockholders, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Company Preferred Stock shall be converted upon consummation of the Merger or that is otherwise prohibited by applicable Law.

         Section 9.8. Waiver. At any time prior to the Effective Time, any party to this Agreement may in writing (a) extend the time for the performance of any obligation or other act of any other party to this Agreement, (b) waive any inaccuracy in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, and (c) waive compliance with any agreement or condition contained in this Agreement. Any waiver of a condition set forth in Section 6.1, or any determination that such a condition has been satisfied, will be effective only if made in writing by the Company or Parent (as applicable).

         Section 9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a subsidiary of Parent to take any action, that requirement shall be deemed to include an undertaking on the part of Parent to cause that subsidiary to take that action. Whenever this Agreement requires a Company Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Company to cause that Company Subsidiary to take that action and, after the Effective Time, on the part of the Surviving Corporation to cause that Company Subsidiary to take that action.

         Section 9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

         Section 9.11. Interpretation. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a Section, exhibit or annex, that reference shall be to a Section of or exhibit or annex to this Agreement unless otherwise indicated.

         Section 9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise, provided that Parent may designate, by written notice to the Company, a subsidiary of Parent that is wholly owned directly or indirectly by Parent to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such subsidiary.

         Section 9.13. Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise reached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.14. Submission to Jurisdiction; Waivers; Consent to Service of Process. Each of Parent, the Company and the Stockholder Representative Committee irrevocably agree that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns may be brought and determined in any Delaware state court or Federal court sitting in the State of Delaware, and each of Parent and the Company thereby (x) irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the personal jurisdiction of the aforesaid court in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (y) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (z) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than any Delaware state or Federal court sitting in the State of Delaware. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 9.4.

         Section 9.15. Authorship. The parties hereto agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

         Section 9.16. Special Committee. Without limiting the rights of any other party to this Agreement, at all times prior to the Effective Time, the Special Committee shall have the right to exercise the Company's rights and enforce the terms of this Agreement on behalf of the Company.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

                                      PROQUEST INFORMATION AND LEARNING COMPANY

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:



                                      BIGCHALK.COM, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:



                                      CURIOUS ACQUISITION, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:




                                      ------------------------------------------
                                      Susan Harman



                                      ------------------------------------------
                                      George Jenkins




                                      ------------------------------------------
                                      Oakleigh Thorne

                            EXHIBIT A FORM OF CONSENT
                            -------------------------

                               WRITTEN CONSENT OF

                               THE STOCKHOLDERS OF

                               BIGCHALK.COM, INC.

         The undersigned, holders of capital stock of bigchalk.com, inc., a Delaware corporation (the "Corporation"), do hereby consent and agree in writing to the adoption of the following resolutions in all respects and for all purposes, including, without limitation, pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the Second Amended and Restated Certificate of Incorporation of the Corporation, the Amended and Restated By-Laws of the Corporation, and the Amended and Restated Stockholders Agreement between the Corporation and certain of its stockholders, dated as of December 20, 2000 (the "Stockholders Agreement"), in lieu of holding a special meeting of the stockholders of the Corporation:

         RESOLVED: That the recitals and resolutions attached hereto and incorporated herein by reference as Exhibit A are hereby approved and adopted.

         FURTHER RESOLVED: That this consent may be signed in any number of counterparts and by facsimile signature, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be a single consent.


Dated as of December __, 2002


                            [Signature pages follow]

                               SERIES A INVESTORS:

TBG INFORMATION INVESTORS LLC               WS INVESTMENT COMPANY 99B

By:  ______________________________         By:  ______________________________
Its:  ______________________________        Its:  ______________________________

CORE LEARNING GROUP - BC, LLC               APA EXCELSIOR V, L.P.

By:  ______________________________         By:  APA Excelsior Partners LP
Its:  ______________________________        Its:  General Partner
                                            By:  Patricof & Co. Managers, Inc.
                                            Its:  General Partner

                                            By:  ______________________________
                                            Its:  ______________________________
PATRICOF PRIVATE INVESTMENT                 ALAN K. AUSTIN
CLUB II, L.P.
By:  APA Excelsior Partners LP              __________________________________
Its:  General Partner
By:  Patricof & Co. Managers, Inc.
Its:  General Partner

By:  ______________________________
Its:  ______________________________

FRANK A. BONSAL, JR.                        TIMOTHY J. SPARKS

----------------------------------          ----------------------------------

THE SAN DOMENICO TRUST

By:  ______________________________
Its:  ______________________________

DANIEL K. YUEN

----------------------------------

                       [Additional signature page follows]

SERIES B INVESTORS:


TBG INFORMATION INVESTORS LLC               CORE LEARNING GROUP - BC, LLC

By:  ______________________________         By:  ______________________________
Its:  ______________________________        Its:  ______________________________

PATRICOF PRIVATE INVESTMENT CLUB II, L.P.   APA EXCELSIOR V, L.P.
By:  APA Excelsior Partners LP              By:  APA Excelsior Partners LP
Its:  General Partner                       Its:  General Partner
By:  Patricof & Co. Managers, Inc.          By:  Patricof & Co. Managers, Inc.
Its:  General Partner                       Its:  General Partner

By:  ______________________________         By:  ______________________________
Its:  ______________________________        Its:  ______________________________

SB INCUBATION, INC.                         PROQUEST INFORMATION AND LEARNING
                                            COMPANY

By:  ______________________________         By:  ______________________________
Its:  ______________________________        Its:  ______________________________

FRANK A. BONSAL, JR.                        IGSB LSP I, LLC

__________________________________          By:  ______________________________
                                            Its:  ______________________________

THE COVINGTON FUND LLC                      OBERNDORF FAMILY PARTNERS, L.P.

By:  ______________________________         By:  ______________________________
Its:  ______________________________        Its:  ______________________________

GERALD FRANKEL                              COVINGTON & BURLING

__________________________________          By:  ______________________________
                                            Its:  ______________________________

HOWARD M. BLOCK

__________________________________

COMMON STOCKHOLDERS:



PROQUEST INFORMATION                        TUCOWS, INC.

AND LEARNING COMPANY



By:                                         By:
    -------------------------------            ---------------------------------

Its:                                        Its:
      -----------------------------             --------------------------------

                                    EXHIBIT A
                                    ---------
         WHEREAS, the Directors of the Corporation have considered and recommended to the stockholders of the Corporation an amendment to the Corporation's Second Amended and Restated Certificate of Incorporation (the "Charter"), as reflected on Annex A (the "Charter Amendments"); and

         WHEREAS, holders of (i) at least 70% of the Corporation's Series A Preferred Stock (which includes stockholders of both Series A and Series A-2), voting as a separate class (ii) at least 70% of the Series B Preferred Stock, voting as a separate class, (iii) a majority of the Company's common stock (including holders of Series A Preferred Stock and Series B Preferred Stock voting on an as converted basis) and (iv) a majority of the Series A Preferred Stock and Series B Preferred Stock (together with the Series A Preferred Stock, the "Preferred Stock") voting together as a single class (on an as-converted basis), deem it to be advisable to and in the best interest of the Corporation to approve the Charter Amendments; and

         WHEREAS, the Corporation desires to enter into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Merger Agreement) by and among the Corporation, ProQuest Information and Learning Company, a Delaware corporation ("Parent"), and Curious Acquisition, Inc., a Delaware corporation ("Merger Sub"), pursuant to which the Corporation will merge with and into Merger Sub (the "Merger"); and

         WHEREAS, the Directors of the Corporation have considered the Merger, deemed the Merger advisable and in the best interests of the Corporation and its stockholders and recommended to the stockholders of the Corporation, that the Corporation merge with and into Merger Sub; and

         WHEREAS, the Directors of the Corporation have received the written opinion of Think Equity Partners, dated as of December 16, 2002, that the Merger Consideration (as defined in the Merger Agreement) to be received by the stockholders of the Corporation in connection with the Merger is fair to the stockholders of the Corporation from a financial point of view to such holders (other than Parent and its affiliates); and

         WHEREAS, a majority of the Corporation's Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, and a majority of the voting Common Stock and the Preferred Stock of the Corporation, voting as a single class (on an as-converted basis), deem it to be advisable and in the best interest of the Corporation to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement; and

         WHEREAS, the holders of a majority of the Corporation's Common Stock and Preferred Stock (voting on an as converted basis), and holders of 60% of the Common Stock and Preferred Stock of the Corporation, voting together as a single class (on an as-converted basis), deem it advisable, and in the best interests of, the Corporation and the holders of Common Stock and Preferred Stock to terminate the Stockholders Agreement immediately upon consummation of the Merger.

         NOW THEREFORE, BE IT RESOLVED, that the Charter Amendments are hereby adopted and approved substantially in the form reviewed by the Stockholders.

         FURTHER RESOLVED, that the Merger is hereby approved and that the Corporation is authorized, directed and empowered to enter into the Merger Agreement and to perform its obligations thereunder.

         FURTHER RESOLVED, that immediately prior to the effective time of the Merger, the Stockholders Agreement be immediately terminated on the Stockholders' behalf and that the President and Chief Executive Officer or any Vice President, alone or with the Secretary of the Corporation (the "Authorized Officers"), be, and each of them hereby is, authorized, directed and empowered to terminate the Stockholders Agreement, in the name and on behalf of the Corporation and the stockholders who are a party thereto.

         FURTHER RESOLVED, that, pursuant to the terms and conditions of the Merger Agreement, each of the stockholders of the Corporation executing this consent hereby appoints the Stockholder Representative Committee as its Attorney-In-Fact and Agent, as set forth in Section 8.6 of the Merger Agreement, with all powers as set forth in such section.

         FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation to execute, deliver and file the Charter Amendments, enter into, execute and deliver the Merger Agreement and any and all amendments or modifications thereto, and any and all other agreements, documents and instruments to be executed and delivered in connection therewith, such documents to be in substantially the form presented to the directors with such changes, modifications and amendments thereto as any Authorized Officer shall deem necessary or appropriate, the approval of which shall be conclusively established by such Authorized Officer's execution and delivery thereof.

         FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take such actions as they determine to be necessary or desirable to effect the Charter Amendments and the consummation of the transactions contemplated by the Merger including, but not limited to, the execution and delivery of any and all other agreements, certificates and documents as shall be necessary or desirable in order for the Corporation to comply with and perform its obligations under the Merger Agreement, and perform any and all further acts, as any Authorized Officer shall deem necessary or appropriate to effect the purposes and intent of the foregoing resolutions and to consummate the transactions contemplated therein.

         FURTHER RESOLVED, that all acts and deeds heretofore done or action taken by any director of any officer or agent of the Corporation, for and on behalf of the Corporation, in entering into, executing, acknowledging or attesting any arrangements, agreements, instruments or documents in carrying out the terms and intentions of the foregoing recitals and resolutions and each of them are hereby in all respects, confirmed, approved and ratified.

                         EXHIBIT B CERTIFICATE OF MERGER
                         -------------------------------


                              CERTIFICATE OF MERGER
                                       OF
                            CURIOUS ACQUISITION, INC.
                            (a Delaware Corporation)
                                  with and into
                               BIGCHALK.COM, INC.
                            (a Delaware Corporation)


It is hereby certified that:

FIRST: The constituent business corporations participating in the merger herein certified are:

                        (i) Curious Acquisition, Inc. ("Merger SUB"), which is incorporated under the laws of the State of Delaware; and

                        (ii) bigchalk.com Inc. ("Company"), which is incorporated under the laws of the State of Delaware.

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation in the merger herein certified is bigchalk.com, Inc., which shall herewith be changed to Bigchalk, Inc., which will continue its existence as said surviving corporation upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware

FOURTH: The Restated Certificate of Incorporation of the Company shall be the certificate of incorporation of the surviving corporation as amended and restated in its entirety to read as set forth on Attachment A incorporated herein by reference.

FIFTH: The executed Agreement and Plan of Merger between the aforesaid constituent corporations is ----- on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                                 Bigchalk, Inc.
                            c/o ProQuest Information
                              and Learning Company
                              Ann Arbor, MI 48103

SIXTH: A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid ----- surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

SEVENTH: The Plan of Merger between the aforesaid constituent corporations provides the merger herein certified shall be effective upon filing.

                                     Curious Acquisition, Inc.
                                     (a Delaware corporation)


Dated:  December 30, 2002            By.  /s/ Todd Buchardt
                                          --------------------------------------
                                     Its:  Vice President and Secretary
                                          --------------------------------------



                                     bigchalk.com, Inc.
                                     (a Delaware corporation)


Dated:  December 30, 2002            By:  /s/ John J. Lynch, Jr.
                                          ----------------------
                                     Its:  President and Chief Executive Officer
                                          --------------------------------------

                                  ATTACHMENT A

             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               BIGCHALK.COM, INC.


                  Bigchalk.com, inc., a Delaware corporation (the
"Corporation"), hereby certifies as follows:

                  1.  The name of the Corporation is Bigchalk.com, Inc.

                  The Corporation was originally formed as a Delaware limited liability company under the name BHW/lNFO/EDCO.COM, LLC, and its original certificate of formation was filed with the Secretary of State of the State of Delaware on September 30, 1999. Said limited liability company was converted into a corporation, and the applicable certificate of conversion and certificate of incorporation was filed with the Secretary of State of the State of Delaware on January 10, 2000. An Amended and Restated Certificate of Incorporation (the "First Amended and Restated Certificate of Incorporation') was filed with the Secretary of State of the State of Delaware on December 20, 2000. The Second Amended and Restated Certificate of Incorporation (the "Second Amended and Restated Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on June 29, 2001, and was amended on December 27, 2002.

                  2. In connection with the closing of the Agreement and Plan of Merger, dated December 18, 2002, by and between ProQuest Information and Learning Company, a Delaware corporation, the Corporation, and Curious Acquisition, Inc., a Delaware corporation, on December 30, 2002 (the "Effective Date"), the Second Amended and Restated Certificate of Incorporation was amended and restated as provided herein.

                  3. This Third Amended and Restated Certificate of Incorporation was approved by written consent of the stockholders of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

                  4. The Second Amended and Restated Certificate of Incorporation shall be amended and restated to read in full as follows:

                  "FIRST:  The name of the Corporation is Bigchalk, Inc.

                  SECOND: The address of the registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, and the name of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company in the County of New Castle.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware ("General Corporation Law").

                  FOURTH: The total number of shares of stock the Corporation shall have authority to issue is (i) 100,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), (ii) 1,544,286 shares of Series A Preferred Stock, $.01 par value per share ("Series A Preferred Stock") and 6,055,716 shares of Series A-2 Preferred Stock, $.01 par value per share ("Series A-2 Preferred Stock"), (iii) 20,000,000 shares of Series B Preferred Stock, $.01 par value per share ("Series B Preferred Stock") and (iv) 20,000,000 shares of undesignated Preferred Stock, $.01 par value per share ("Undesignated Preferred Stock"). The Undesignated Preferred Stock shall have such rights and preferences as the Board of Directors of the Corporation shall designate from time to time upon approval of seventy percent (70%) of the members of the Board of Directors. Except as provided below in Section 4(a)(vi)(4) (Adjustment of Conversion Price upon Issuance of Additional Shares of Common Stock), Series A Preferred Stock and Series A-2 Preferred Stock shall have the same rights and preferences, and the term "Series A Preferred Stock" shall mean collectively the Series A Preferred Stock and Series A-2 Preferred Stock of the Company.

                  The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK.

         1. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Series A Preferred Stock and the Series B Preferred Stock.

         2. The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

         3. Dividends shall be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Series A Preferred Stock and Series B Preferred Stock.

B.       PREFERRED STOCK.

         1. Dividends.

                  (a) Beginning on the Effective Date, the holders of the Series A Preferred Stock and the holders of Series B Preferred Stock shall be entitled to receive cumulative annual dividends at the rate of 6% of the Original Series A Issue Price or the Original Series B Issue Price, as applicable, per share per annum, payable in preference and priority to any payment of any dividend on Common Stock or any other shares of capital stock of the Corporation other than the Series A Preferred Stock and the Series B Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock"), when and as declared by the Board of Directors of the Corporation (the "Preferential Dividend"). Such dividends shall be deemed to accrue commencing on January 1, 2002. No accumulation of dividends on the Series A Preferred Stock shall bear interest or cause compounding upon accrued but unpaid dividends except as provided in Section 6. The "Original Series A Issue Price" means $7.00 (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). The "Original Series B Issue Price" means $3.03 (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). All dividends to be paid to holders of the Series A Preferred Stock and Series B Preferred Stock under this Section 1 shall be paid on a pari passu basis.

                  (b) Such dividends shall accrue with respect to each share of Series A Preferred Stock and Series B Preferred Stock from January 1, 2002 and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Series A Preferred Stock and Series B Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Junior Stock and before any purchase or acquisition of any Junior Stock is made by the Corporation. After payment of the Preferential Dividend to the holders of the Series A Preferred Stock and Series B Preferred Stock, any further dividends will be paid pro rata to the holders of the Series A Preferred Stock, Series B Preferred Stock and the Common Stock on an as-converted basis. The Series A Preferred Stock and Series B Preferred Stock also will be entitled to receive any non-cash dividends declared by the Board on an as-converted basis. At the earliest of: (1) the redemption of the Series A Preferred Stock and Series B Preferred Stock; (2) the consummation of the sale of securities in the Corporation's initial public offering of securities; or (3) a liquidation, dissolution or winding up of the Corporation, as described in
Section 2, any accrued but unpaid dividends shall be paid to the holders of record of outstanding shares of Series A Preferred Stock and Series B Preferred Stock.

         2. Liquidation, Dissolution or Winding Up.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock and Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock, by reason of their ownership thereof, an amount per share equal to the Series A Liquidation Preference (as defined below) for each share of Series A Preferred Stock and an amount per share equal to the Series B Liquidation Preference (as defined below) for each share of Series B Preferred Stock held by them, as applicable. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The "Series A Liquidation Preference" means $10.50 per share of Series A Preferred Stock plus all accrued but unpaid dividends described in Section 1 (as adjusted for any stock split, stock dividend or recapitalization after the date of the first issuance of the Series A Preferred Stock). The "Series B Liquidation Preference" means $4.545 per share of Series B Preferred Stock plus all accrued but unpaid dividends described in
Section 1 (as adjusted for any stock split, stock dividend or recapitalization after the date of the first issuance of the Series B Preferred Stock).

                  (b) Notwithstanding the foregoing, any holder of Series A Preferred Stock or Series B Preferred Stock may elect to receive, in lieu of the Series A Liquidation Preference or the Series B Liquidation Preference (as the case may be), the amount such holder would have received had the Series A Preferred Stock or Series B Preferred Stock been converted to Common Stock immediately prior to such payment.

                  (c) For purposes of this Section 2, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A Preferred Stock and Series B Preferred Stock to receive at the closing in cash, securities or other property amounts as specified in Sections 2(a) and (b). Whenever the distribution provided for in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other properly as determined in good faith by the Board of Directors.

         3. Voting.

                  (a) Each holder of outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock and Series B Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Holders of Series A Preferred Stock and Series B Preferred Stock shall have no right to vote their shares of Series A Preferred Stock and Series B Preferred Stock as a separate class for the election of directors. Except as provided by law or by the provisions of Subsection 3(b) below, holders of Series A Preferred Stock and Series B Preferred Stock and of any other outstanding series of Series A Preferred Stock and Series B Preferred Stock shall vote together with the holders of Common Stock as a single class.

                  (b) The Corporation shall not take any of the actions listed in Section 3(b)(i), (ii), (iii), (iv) and (ix) below without the written consent or affirmative vote of the holders of at least seventy percent (70%) of the then outstanding shares of Series B Preferred Stock and shall not take any of the actions listed in Section 3(b)(v), (vi), (vii), (viii) and (x) below without the written consent or affirmative vote of the holders of at least fifty-one percent (51%) of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting as a single class:

                           (i) any amendment or change of the rights,
preferences, privileges or powers of or the restrictions provided for the benefit of, the Series B Preferred Stock;

                           (ii) any action that authorizes, creates or issues
shares of any class or series of stock having preferences superior to the Series B Preferred Stock;

                           (iii) any action that reclassifies any outstanding
shares into shares having preferences or priority as to dividends or assets senior to preferences of the Series B Preferred Stock;

                           (iv) any amendment of the Corporation's Certificate
of Incorporation that adversely affects the rights of the Series B Preferred Stock;

                           (v) any transaction which is described in Section
2(c) hereof unless holders of Preferred Stock receive at least the Series B Liquidation Preference per share (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares);

                           (vi) the sale of all or substantially all of the
Corporation's assets unless holders of Series A Preferred Stock and Series B Preferred Stock receive at least the Series B Liquidation Preference per share (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares);

                           (vii) the liquidation or dissolution of the
Corporation;

                           (viii) the declaration or payment of a dividend on
the Common Stock (other than a dividend payable solely in shares of Common
Stock);

                           (ix) taking any other actions adversely affecting the
Series B Preferred Stock vis-a-vis the right of holders of any other securities of the Corporation, provided that issuances of pari passu securities shall not be deemed to adversely affect the Series B Preferred Stock; or

                           (x) the repurchase of any shares of Common Stock
except from employees upon termination of employment pursuant to the terms and conditions of employment agreements approved by the Board.

                  (c) The Corporation shall not take any of the actions listed in Section 3(c)(i), (ii), (iii), (iv) and (v) below without the written consent or affirmative vote of the holders of at least seventy percent (70%) of the then outstanding shares of Series A Preferred Stock:

                           (i) any amendment or change of the rights,
preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;

                           (ii) any action that authorizes, creates or issues
shares of any class or series of stock having preferences superior to the Series A Preferred Stock;

                           (iii) any action that reclassifies any outstanding
shares into shares having preferences or priority as to dividends or assets senior to preferences of the Series A Preferred Stock;

                           (iv) any amendment of the Corporation's Certificate
of Incorporation that adversely affects the rights of the Series A Preferred Stock; or

                           (v) taking any other actions adversely affecting the
Series A Preferred Stock vis-a-vis the right of holders of any other securities of the Corporation, provided that issuances of pari passu securities shall not be deemed to adversely affect the Series A Preferred Stock.

         4. Optional Conversion.

                  (a) The holders of the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                           (i) Right to Convert. Each share of Series A
Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $7.00, $7.00 and $3.03, respectively, by the Series A Conversion Price, Series A-2 Conversion Price arid Series B Conversion Price (as defined below) in effect art the time of conversion. The "Series A Conversion Price", "Series A-2 Conversion Price" and "Series B Conversion Price" (each of which is sometimes referred to herein generically as a "Conversion Price") shall be $5.63, $5.63 and $3.03, respectively, upon the effectiveness of this Certificate of Incorporation. Such Series A Conversion Price, Series A-2 Conversion Price and Series B Conversion Price, and the rate at which shares of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

                  In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock.

                           (ii) Fractional Shares. No fractional shares of
Common Stock shall be issued upon conversion of the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock. In lieu of fractional shares, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                           (iii) Mechanics of Conversion.

                                    (1) In order to convert shares of Series A
Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock at the office of the transfer agent (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent or the Corporation shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                                    (2) The Corporation shall at all times
during which the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock into fully paid and nonassessable shares of Common Stock at the applicable Conversion Price.

                                    (3) No adjustment to the Conversion Price
shall be made for any accrued and unpaid dividends on the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion (including without limitation any conversion pursuant to Section 5); the holder, by converting, waives his right to such accrued but unpaid dividends.

                                    (4) All shares of Series A Preferred Stock,
Series A-2 Preferred Stock and Series B Preferred Stock, which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the applicable Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor.

                                    (5) If the conversion is in connection with
an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may at the option of any holder tendering Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock for conversion be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock shall not be deemed to have converted such shares until immediately prior to the closing of the sale of securities.

                           (iv) Adjustments to Conversion Price for Diluting
Issues.

                                    (1) Special Definitions. For purposes of
this Subsection 4(a)(iv), the following definitions shall apply:

                                    "Option" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined below), excluding options granted to employees, directors or unaffiliated consultants of the Corporation (or the exercise of such options) pursuant to option plans adopted by the Board of Directors in amounts calculated as follows: (i) options to purchase up to 3,000,000 shares of the Common Stock (as adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), (ii) options to purchase up to such number of shares of Common Stock that equals 20% of the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock (calculated on an as-converted basis), and
(iii) options to purchase up to such number of shares of Common Stock that equals 20% of any shares of future capital stock issued by the Corporation (calculated on an as-converted basis).

                                    "Convertible Securities" shall mean any
evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                    "Additional Shares of Common Stock" shall
mean all shares of Common Stock issued (or, pursuant to Subsection 4(a)(iv)(3) below, deemed to be issued) by the Corporation on or after the date of effectiveness of this Certificate of Incorporation, other than shares of Common Stock issued or issuable:

                                    (i) as a dividend or distribution on Series
A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock;

                                    (ii) by reason of a dividend, stock split,
split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (1);

                                    (iii) upon the exercise of options excluded
from the definition of "Option" in Subsection 4(a)(iv)(1)(A);

                                    (iv) pursuant to equipment lease financing
arrangements with equipment lessors which have been approved by the Board of Directors of the Corporation, including approval by at least two directors who were designated by the holders of the Series A Preferred Stock and Series B Preferred Stock (the "Investor Directors") pursuant to the terms of the Stockholders Agreement entered into by and among the Corporation and its stockholders in connection with the issuance of the Series A Preferred Stock;

                                    (v) upon conversion of shares of Series A
Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock; or

                                    (vi) by the unanimous consent of the Board
of Directors which does not have any vacancies among the Investor Directors on the Board and which consent states that such issuance shall not lead to any Conversion Price adjustment.

                                    "Rights to Acquire Common Stock" (or
"Rights") shall mean all rights issued by the Corporation to acquire Common Stock by exercise of a warrant, option or similar call or conversion of any existing instruments, in any case for consideration fixed, in amount or by formula, as of the date of issuance.

                                    (2) No Adjustment of Conversion Price. No
adjustment in the number of shares of Common Stock into which the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof unless the consideration per share (determined pursuant to Subsection 4(a)(iv)(5)) below for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price of such Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock, as the case may be, in effect on the date of, and immediately prior to, the issue of such additional shares.

                                    (3) Issue of Securities Deemed Issue of
Additional Shares of Common Stock. If the Corporation at any time or from time to time on or after the date of effectiveness of this Certificate of Incorporation shall issue any Options or Convertible Securities or other Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(a)(iv)(5) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock, as the case may be, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (A) No further adjustment in any Conversion
Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Rights or conversion or exchange of such Convertible Securities;

                                    (B) Upon the expiration or termination of
any unexercised Option or Right, no Conversion Price shall be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Right shall not be deemed issued for the purposes of any subsequent adjustment of any Conversion Price; and

                                    (C) In the event of any change in the number
of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment that was made upon the issuance of such Option, Right or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security.

                                    (4) Adjustment of Conversion Price upon
Issuance of Additional Shares of Common Stock.

                                    (A) Series A Conversion Price - Weighted
Average Adjustment. If the Corporation shall at any time on or after the date of effectiveness of this Certificate of Incorporation issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(a)(iv)(3), but excluding shares issued as a dividend or distribution as provided in Subsection 4(a)(vi) or upon a stock split or combination as provided in Subsection 4(a)(v)), without consideration or for a consideration per share less than the applicable Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, (a) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately (assuming the conversion or exercise of all securities convertible or exercisable for Common Stock) prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price; and (b) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately (assuming the conversion or exercise of all securities convertible or exercisable for Common Stock) prior to such issue plus (2) the number of such Additional Shares of Common Stock so issued.

                                    (B) Series A-2 Conversion Price - Full
Ratchet Adjustment. If the Corporation shall at any time on or after the date of effectiveness of this Certificate of Incorporation issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(a)(iv)(3), but excluding shares issued as a dividend or distribution as provided in Subsection 4(a)(vi) or upon a stock split or combination as provided in Subsection 4(a)(v)), without consideration or for a consideration per share less than the applicable Series A-2 Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A-2 Conversion Price shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by dividing the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued by the total number of Additional Shares of Common Stock so issued.

                                    (C) Series B Conversion Price - Full Ratchet
Adjustment. If the Corporation shall at any time on or after the date of effectiveness of this Certificate of Incorporation issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(a)(iv)(3), but excluding shares issued as a dividend or distribution as provided in Subsection 4(a)(vi) or upon a stock split or combination as provided in Subsection 4(a)(v)), without consideration or for a consideration per share less than the applicable Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series B Conversion Price shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by dividing the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued by the total number of Additional Shares of Common Stock so issued.

                  Notwithstanding the foregoing, the applicable Conversion Price shall not be reduced if the amount of such reduction would be an amount less than $.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.05 or more.

                                    (5) Determination of Consideration. For
purposes of this Subsection 4(a)(iv), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (A) Cash and Property. Such consideration
shall:

                                    (1) insofar as it consists of cash, be
computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (2) insofar as it consists of property other
than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors, including approval by at least two of the Investor Directors; and

                                    (3) in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors, including approval by at least two of the Investor Directors.

                                    (B) Options, Rights and Convertible
Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(a)(iv)(3), relating to Options, Rights and Convertible Securities, shall be determined by dividing:

     o the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options, Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by

     o the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    (5) Adjustment for Stock Splits and
Combinations. If the Corporation shall at any time or from time to time on or after the date of effectiveness of this Certificate of Incorporation effect a subdivision of the outstanding Common Stock (without a proportional adjustment to the outstanding Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock), the applicable Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the date of this Certificate of Incorporation combine the outstanding shares of Common Stock (without a proportional adjustment to the outstanding Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock), the applicable Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                                    (6) Adjustment or Certain Dividends and
Distributions. In the event the Corporation at any time, or from time to time on or after the date of effectiveness of this Certificate of Incorporation, shall make or issue a dividend or other distribution payable in Additional Shares of Common Stock to holders of Common Stock without a proportional distribution to holders of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock, then and in each such event the applicable Conversion Price shall be decreased as of the time of such issuance, by multiplying the applicable Conversion Price by a fraction:

     o the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

     o the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                                    (7) Adjustments for Other Dividends and
Distributions. In the event the Corporation at any time or from time to time after the date of this Certificate of Incorporation shall make or issue a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of shares of the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock.

                                    (8) Adjustment for Reclassification,
Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each share of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                                    (9) Adjustment for Merger or Reorganization,
etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 2(c)),

                                    (a) if the surviving entity shall consent in
writing to the following provisions, then each share of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock, to the and that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock; or

                                    (b) if the surviving entity shall not so
consent, then each holder of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock may, after receipt of notice specified in Subsection (1), elect to convert such Stock into Common Shares as provided in this Section 4 or to accept the distributions calculated in accordance with
Section 2(a) through (c).

                                    (10) No Impairment. The Corporation will
not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock against impairment.

                                    (11) Certificate as to Adjustments. Upon the
occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 4(a), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder, if any, of Series A Preferred Stock, Series A-2 Preferred Stock. and Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the applicable Conversion Price then in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock, Series A-2 Preferred Stock or Series B Preferred Stock, as the case may be. Despite such adjustment or readjustment, the form of each or all Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock Certificates, if the same shall reflect the initial or any subsequent conversion price, need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions of this Certificate of Incorporation, which shall control.

                                    (12) Notice of Record Date. In the event:

                                    (a) that the Corporation declares a dividend
(or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                                    (b) that the Corporation subdivides or
combines its outstanding shares of Common Stock;

                                    (c) of any reclassification of the Common
Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                                    (d) of the involuntary or voluntary
dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of its transfer agent, and shall cause to be mailed to the holders of the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                                    (i) the record date of such dividend,
distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                                    (ii) the date on which such
reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to became effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

         5. Mandatory Conversion.

                  Each share of Series A Preferred Stock and Series B Preferred Stock then outstanding shall automatically convert into shares of Common Stock, at the then effective applicable conversion rate pursuant to Section 4, immediately prior to the consummation of the Corporation's sale of its Common Stock in an initial public offering pursuant to a registration statement under the Securities Act which results in the consummation of the sale of such securities at a public offering price of not less than $11.50 per share (as adjusted for any stock split, stock dividend or recapitalization on or after the date of effectiveness of this Certificate of Incorporation) and gross proceeds to the Corporation in excess of $40,000,000.00 (a "Qualified IPO").

         6. Redemption.

                  (a) Subject to any legal restrictions on the Corporation's redemption of shares, upon (i) a change of control of ProQuest Company ("ProQuest") or a change of control of ProQuest Information & Learning Company ("PQIL"), such that ProQuest no longer controls PQIL, in either case prior to December 31, 2003, (ii) the sale, directly or indirectly, by PQIL of greater than 40% of its interest in the Corporation prior to December 31, 2003, or (iii) at any time on or after December 31, 2003, the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, aggregated as a single class, may notify the Corporation that all, but not less than all, of the Series A Preferred Stock and Series B Preferred Stock shall be redeemed (an "Optional Redemption"). Upon receipt of any such request as to an Optional Redemption, the Corporation shall promptly give written notice of the redemption request to each nonrequesting holder of record of the shares of Series A Preferred Stock and Series B Preferred Stock, postage prepaid, at the post office address last shown on the records of the Corporation, and to the extent it is then lawfully able to do so, redeem the outstanding shares of Series A Preferred Stock and Series B Preferred Stock by payment in cash of the greater of (i) the fair market value of each share of Series A Preferred Stock and Series B Preferred Stock, respectively, or (ii) in respect of each share of Series A Preferred Stock an amount equal to the Series A Liquidation Preference per share plus all accrued but unpaid dividends per share (as adjusted for any stock split, stock dividend or recapitalization after the date of the first issuance of the Series A Preferred Stock) and in respect of each share of Series B Preferred Stock an amount equal to the Series B Liquidation Preference per share plus all accrued but unpaid dividends per share (as adjusted for any stock split, stock dividend or recapitalization after the date of the first issuance of the Series B Preferred Stock), respectively. The fair market value of the Series A Preferred Stock and Series B Preferred Stock shall be determined by a nationally-recognized investment bank, selected by the Corporation and reasonably acceptable to the holders of a majority in interest of the Series A Preferred Stock and Series B Preferred Stock, without regard to minority or illiquidity discounts. The fees and expenses of such investment bank shall be borne by the Corporation. For the purpose of this Section 6(a), a change in control of ProQuest shall mean the merger or consolidation of ProQuest into or with another corporation which results in the exchange of outstanding shares of ProQuest for securities or other consideration issued or paid or caused to be issued or paid by such other corporation or an affiliate thereof, or the sale of all or substantially all the assets of ProQuest.

                  (b) Redemption Date. The Corporation shall redeem the shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed hereunder no later than one hundred twenty (120) days after the date of the request by the initially requesting holders of shares of Series A Preferred Stock and Series B Preferred Stock in cash (or by check), unless a majority in interest of all holders of shares of Series A Preferred Stock and Series B Preferred Stock elect to accept payment in securities of the Corporation or a third party, which election shall be binding on all holders of Series A Preferred Stock and Series B Preferred Stock. Such date shall be the "Initial Redemption Date" as described herein.

                  (c) Procedure. At least thirty (30) days prior to the Initial Redemption Date, written notice shall be mailed, postage prepaid, to the holder of record of shares of Series A Preferred Stock and Series B Preferred Stock, at such holder's post office address last shown on the records of the Corporation, notifying such holder of the redemption of such shares to be redeemed at that time, specifying the Initial Redemption Date, the applicable redemption price, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Optional Redemption Notice"). On or after the Initial Redemption Date, each holder of shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed shall surrender such holder's certificate or certificates representing shares to the Corporation, in the manner and at the place designated in the Optional Redemption Notice, and thereupon the applicable redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (d) Insufficient Funds. If the funds of the Corporation available for redemption of shares of Series A Preferred Stock and Series B Preferred Stock on the Initial Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such date, the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, aggregated as a single class, may require that the Corporation be put up for sale in accordance with customary procedures designed to produce the highest cash price reasonably available for all of the voting securities of the Corporation. In connection with such sale, the Corporation shall retain a nationally-recognized investment bank, reasonably acceptable to the holders of a majority in interest of the Series A Preferred Stock and Series B Preferred Stock, and the Board of Directors of the Corporation shall appoint a special committee consisting entirely of directors designated by said holders of Series A Preferred Stock and Series B Preferred Stock to oversee such sale. The fees and expenses of such investment bank shall be borne by the Corporation. The sale price shall be in cash, unless the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, aggregated as a single class, shall elect otherwise, and shall be payable to all stockholders of the Corporation in accordance with the terms of this Certificate of Incorporation. Distribution of the proceeds of such a sale shall be in accordance with the above Section 2 (Liquidation, Dissolution and Winding up).

                  If the holders of Series A Preferred Stock and Series B Preferred Stock do not vote to require a sale of the Corporation as described in the previous paragraph, and on the redemption date the number of shares of Series B Preferred Stock that may be legally redeemed by the Corporation is less than the number of such shares to be redeemed, then the shares to be redeemed but that may not be legally redeemed shall be carried forward and redeemed as soon as the Corporation has funds legally available to redeem the shares.

                  (e) Deposit of Optional Redemption Price. On or prior to the Initial Redemption Date, the Corporation shall deposit the redemption price with respect to all shares of Series A Preferred Stock and Series B Preferred Stock designated for redemption in the Optional Redemption Notice and not yet redeemed with a bank or trust company having aggregate capital and surplus in excess of $50,000,000.00 as a trust fund for the benefit of the respective holders of the shares designated for the redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the redemption price for such shares to their respective holders on or after the Initial Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his shares certificate to the Corporation pursuant to
Section 6(b) hereof. Such instructions shall also provide that any funds deposited by the Corporation pursuant to this Section 6(e) for the redemption of shares subsequently converted into shares of Common Stock no later than the third (3rd) day preceding the Initial Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 6(e) remaining unclaimed at the expiration of two (2) years following the Initial Redemption Date shall be returned to the Corporation upon its request expressed in a resolution of its Board of Directors; provided, however, that the Corporation's obligation to pay the applicable redemption price shall continue.

                  (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in taking all action as may be necessary or appropriate to protect the redemption rights of the holders of the Series A Preferred Stock and Series B Preferred Stock against impairment.

                  (g) Rights as Stockholders. Anything contained in this Section 6 to the contrary notwithstanding, the holders of shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed in accordance with this Section shall have the right, exercisable at any time up to the close of business on the applicable redemption date (unless the Corporation is legally prohibited from redeeming such shares on such date, in which event such right shall be exercisable until the removal of such legal disability), to convert all or any part of such shares to be redeemed as herein provided into shares of Common Stock pursuant to Section 4 hereof.

         7. Sinking Fund.

                  There shall be no sinking fund for the payment of dividends, or liquidation preferences on the Preferred Stock or the redemption of any shares thereof.

         8. Amendment.

                  The provisions of this Article FOURTH constitute an agreement between the Corporation and the holders of the Preferred Stock. It may only be amended by vote of the Board of Directors of the Corporation and the holders of at least fifty-one percent (51%) of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting as a single class on an as-converted to Common Stock basis.

                  FIFTH: The name and mailing address of the incorporator are as follows:

                                John J. Lynch Jr.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94303-1050

                  SIXTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly forbidden by the General Corporation Law, as the same exists or may hereafter be amended. No amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  SEVENTH: (i) Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided, however, that, except as provided in paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with an, action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law requires, the payment of such expenses incurred by a director or officer in his capacity as such in advance of the final disposition of any such action, suit or proceeding shall be made only upon receipt by the Corporation of an undertaking by or an behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                           (ii) If a claim under paragraph (a) is not paid in
full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                           (iii) The right to indemnification and the payment of
expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation (as it may be amended), the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                           (iv) The Corporation may maintain insurance, at its
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

                  EIGHTH: Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Subject to the provisions of any law or regulation, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. The election of directors need not be by written ballot unless the Bylaws so provide.

                  NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provision of Section 291 of the General Corporation Law, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned is such manner as the said count directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                  TENTH: Subject to the limitations set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power."

                  IN WITNESS WHEREOF, the undersigned, being the President and Chief Executive Officer of the Corporation, does hereby execute this Amended and Restated Certificate of Incorporation this December 30, 2002.

                                      /s/ John J. Lynch, Jr.
                                      -----------------------------------
                                      Its: President and Chief Executive Officer

                         EXHIBIT C LETTER OF TRANSMITTAL
                         -------------------------------

                              LETTER OF TRANSMITTAL

  To accompany certificate(s) formerly representing shares of capital stock of
                               bigchalk.com, inc.

 -----------------------------------------------------------------------------------------------------------------------------------
                                                       DESCRIPTION OF SHARES SURRENDERED
                                            (Please fill in. Attach a separate schedule if needed.)
 -----------------------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------- -------------------------- -------------------- -------------
                                                                               CLASS OR
             NAME(S) AND ADDRESS OF REGISTERED HOLDER(S)                   SERIES OF STOCK             CERTIFICATE         NUMBER OF
   (Please correct any errors in the name or address shown below)      (Common or Series A - B            NO(S)             SHARES
                                                                           Preferred Stock)
 --------------------------------------------------------------------- -------------------------- -------------------- -------------

                                                                       -------------------------- -------------------- -------------

                                                                       -------------------------- -------------------- -------------

                                                                       -------------------------- -------------------- -------------

                                                                       -------------------------- -------------------- -------------

                                                                       -------------------------- -------------------- -------------

 --------------------------------------------------------------------- -------------------------- -------------------- -------------

 PAYMENT FOR YOUR SHARES WILL BE MADE BY WIRE TRANSFER. PLEASE PROVIDE THE WIRE TRANSFER INFORMATION REQUESTED BELOW:

  ---------------------------------------------------------------------- -----------------------------------------------------------

    WIRE TRANSFER INSTRUCTIONS:
  ---------------------------------------------------------------------- -----------------------------------------------------------

    ABA NUMBER:
  ---------------------------------------------------------------------- -----------------------------------------------------------

    ACCOUNT NUMBER:
  ---------------------------------------------------------------------- -----------------------------------------------------------


  The undersigned represents that each of the undersigned has full authority to surrender without restriction the above-described certificate(s) and the underlying shares of capital stock of bigchalk.com, inc. (the
  "Certificate(s)").

         Mail this Letter of Transmittal to the address set forth below, together with the Certificate(s):


                            ProQuest Information and Learning Company
                            300 North Zeeb Road
                            Ann Arbor, MI  48103
                            Attention:  Todd Buchardt, General Counsel
                            Fax:  (734) 997-4289

         Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery. The method of delivery of the Certificate(s) is at the option and risk of the owner thereof. See Instruction 1.

                   PLEASE FOLLOW THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

         In connection with the Agreement and Plan of Merger, dated as of December __, 2002 (the "Merger Agreement"), by and among ProQuest Information and Learning Company, a Delaware corporation ("ProQuest"), Curious Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of ProQuest ("Merger Sub"), and bigchalk.com, inc., a Delaware corporation ("Company"), pursuant to which Merger Sub was merged with and into Company (the "Merger"), the undersigned hereby transmits to you, on the terms and conditions of the Merger Agreement and this Letter of Transmittal, the Certificate(s) formerly representing shares of the outstanding capital stock of Company (the "Company Stock"). Unless otherwise defined herein, all defined terms contained herein shall have the meanings set forth in the Merger Agreement.

         Please wire (if amount is over $10,000) or mail to the undersigned, as instructed below, a wire transfer (or check, if applicable), for the amount of cash to which the undersigned is entitled pursuant to the Merger Agreement. The undersigned hereby consents and agrees that the Company and ProQuest shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of Company Stock ("Company Stockholder") such amounts as ProQuest is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company or ProQuest, as the case may be, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holder of Company Stock in respect of which such deduction and withholding was made by the Company or ProQuest, as the case may be.

         The undersigned hereby represents and warrants that:

         o the undersigned is the record owner of the shares of Company Stock formerly represented by the Certificate(s) hereby delivered and identified in the box on the preceding page;

         o the undersigned has full right, power, legal capacity and authority to sell, transfer and deliver the Certificate(s), free and clear of all liens, charges and encumbrances and such shares are not subject to any adverse claims, and there is no limitation or restriction on the sale, transfer and delivery of the Certificate(s); and

         o the undersigned will, upon request, execute any additional documents necessary or desirable to complete the sale, transfer and cancellation of the shares of Company Stock formerly represented by the Certificate(s) hereby delivered. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. The undersigned understands that payment for the Certificates will be made as promptly as practicable after the surrender of the Certificate(s) is made in acceptable form.

         As an inducement to ProQuest to enter into the Merger Agreement, the undersigned hereby consents to the Merger Agreement and the matters contemplated thereby, including, without limitation, the termination and cancellation of such Company Stockholders' options, warrants, and rights to acquire Company Stock (if any) without any payment of any consideration therefore.

         Immediately followng the closing of the Merger (the "Effective Date"), each Company Stockholder and the Company hereby agrees that any agreements pursuant to which the Company issued an shares of its capital stock, or options or warrants therefor, to any Company Stockholder (collectively, the "Company Investor Agreements") shall be deemed terminated and be of no further force and effect.

         Effective upon the consummation of the transactions contemplated under the Merger Agreement, except for any rights expressly set forth in the Merger Agreement, the undersigned hereby releases the Company and its affiliates from any and all claims of such stockholder against the Company and its affiliates or liabilities or obligations of the Company and its affiliates or to the undersigned arising under the Company Investor Agreements or in connection with the issuance of any securities by the Company or its affiliates to Company Stockholder, or otherwise as a result of the undersigned having been a stockholder of the Company or its affiliates.

         The undersigned hereby appoints Oakleigh Thorne, George Jenkins and Susan Harman (the "Stockholder Representative Committee") the attorney-in-fact of such Company Stockholder, with full power and authority, including power of substitution, acting in the name of and for and on behalf of such Company Stockholder to act as provided in the Merger Agreement and to consent to any change in the form of the Merger Agreement prior to the execution thereof or any amendment to the Merger Agreement after the execution thereof and to execute a consent pursuant to Sections 228 and 251 of the DGCL in connection with any such change or amendment as proxy for such Company Stockholders, and to do all other things and to take all other action under or related to this Letter of Transmittal and the Merger Agreement which, in its discretion, the Stockholder Representative Committee may consider necessary or proper to effectuate the Merger as contemplated under the Merger Agreement and to resolve any dispute with ProQuest over any aspect of this Letter of Transmittal or the Merger Agreement, and on behalf of the undersigned to enter into any agreement to effectuate any of the foregoing, which shall have the effect of binding such Company Stockholder as if such Company Stockholder had personally entered into such an agreement. This appointment and power of attorney shall be deemed as coupled with an interest and all authority conferred hereby shall be irrevocable and shall not be subject to termination by operation of law, whether by the death or incapacity or liquidation or dissolution of any Company stockholder or the occurrence of any other event or events and the Stockholder Representative Committee may not terminate this power of attorney with respect to any Company Stockholder or such Company Stockholder's successors or assigns without the consent of Company.

         The undersigned acknowledges that he or she has received a copy of the information package dated December ___, 2002 delivered by the Company to Company Stockholders in connection with the Merger Agreement and the approval of the Merger.

--------------------------------------------------------------------------------
     If your Certificate(s) have been lost, stolen, misplaced or mutilated, contact Todd Buchardt at (734) 761-4700.
-------------------------------------------------------------------------------

                           ALL STOCKHOLDERS MUST SIGN
                                IN THE BOX BELOW.
--------------------------------------------------------------------------------
                             SIGNATURE(S) REQUIRED
                  Signature(s) of Registered Holder(s) or Agent
--------------------------------------------------------------------------------
The undersigned acknowledges that he/she has thoroughly read this Letter of Transmittal and agrees to be bound by the terms contained herein.


--------------------------------------------------------------------------------
                                Registered Holder


--------------------------------------------------------------------------------
                                Registered Holder


--------------------------------------------------------------------------------
                                  Title, if any







Date:                          Phone No.:
     ----------------------              ------------------


















Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the Certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title.

--------------------------------------------------------------------------------

ALSO: YOU MUST SIGN AND PROVIDE YOUR TAX ID NUMBER ON THE SUBSTITUTE W-9 ATTACHED AS EXHIBIT A.
            ---------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   INSTRUCTIONS FOR SURRENDERING CERTIFICATES
                   ------------------------------------------
                 (Please read carefully the instructions below)

     1. Method of Delivery: The Certificate(s) and this Letter of Transmittal must be sent or delivered to Todd Buchardt, General Counsel of ProQuest Information and Learning Company (the "Exchange Agent"). The method of delivery of the Certificate(s) to be surrendered to the Exchange Agent at the address set forth on the front of this Letter of Transmittal is at the option and risk of the surrendering Company Stockholder. Delivery will be deemed effective only when received. IF THE CERTIFICATE(S) ARE SENT BY MAIL, IT IS SUGGESTED THAT THEY BE SENT BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURED.

     2. Check issued in the Same Name: The check will be issued in the same name as the surrendered certificate is registered. This Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. DO NOT SIGN THE CERTIFICATE(S). If any of the Certificate(s) are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the Certificate(s). If any of the Certificate(s) are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

     3. Letter of Transmittal Required; Surrender of the Certificate(s); Lost Certificate(s): You will not receive your check or wire unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, together with the Certificate(s) and any required accompanying evidences of authority. IF THE CERTIFICATE(S) HAVE BEEN LOST, STOLEN, MISPLACED OR DESTROYED, IMMEDIATELY CONTACT THE EXCHANGE AGENT FOR INSTRUCTIONS AT (734) 761-4700 PRIOR TO SUBMITTING YOUR CERTIFICATE(S) FOR EXCHANGE.

     4. Substitute Form W-9/Substitute Form W-8: Each tendering stockholder is required to provide the Exchange Agent with a correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 attached as Exhibit A, and to certify, under penalties of perjury, that this number is correct and that the stockholder is not subject to backup withholding of United States federal income tax. If a tendering Company Stockholder has been notified by the Internal Revenue Service that the stockholder is subject to backup withholding, the Company Stockholder must cross out item (2) of the Certification box of the Substitute Form W-9, unless the stockholder has since been notified by the Internal Revenue Service that the Company Stockholder is no longer subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering stockholder to 30% United States federal income tax withholding with respect to any payments received pursuant to the Offer. If the tendering Company Stockholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, the Company Stockholder should write "Applied For" in the space provided for the TIN in Part I of the Substitute Form W-9, and sign and date the Substitute Form W-9. If "Applied For" is written in Part I and the Depositary is not provided with a TIN within 60 days, the Depositary will withhold 30% on all payments of the purchase price to the stockholder until a TIN is provided to the Depositary.

                                 (a) Exhibit A


                PAYER: PROQUEST INFORMATION AND LEARNING COMPANY

-------------------------------- ------------------------------------------ ------------------------------------------
          SUBSTITUTE             Part 1 -- Please provide your TIN in the                     TIN:
                                 box at right and certify by signing and           ___________________________
           FORM W-9              dating below.                                       Social Security Number
  Department of the Treasury,                                                              or Employer
   Internal Revenue Service                                                           Identification Number
                                                                                      (If waiting for TIN,
 Payer's Request For Taxpayer                                                         write "Applied For")
  Identification Number (TIN)
  and Certification For Payee
Exempt From Backup Withholding
                                 ------------------------------------------ ------------------------------------------
                                 Part 2--For payees exempt from backup
                                 withholding, please write "EXEMPT" below.
                                                                            --------------------------------
----------------------------------------------------------------------------------------------------------------------
PART 3--CERTIFICATION--UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
----------------------------------------------------------------------------------------------------------------------
(1) The number shown on this form is my correct taxpayer identification number
(or a taxpayer identification number has not been issued to me).
----------------------------------------------------------------------------------------------------------------------
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends or
(c) the IRS has notified me that I am no longer subject to backup withholding.
----------------------------------------------------------------------------------------------------------------------
(3)  Any information provided on this form is true, correct and complete.
----------------------------------------------------------------------------------------------------------------------
(4)  I am a U.S. person (including a U.S. resident alien).
----------------------------------------------------------------------------------------------------------------------
CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).
----------------------------------------------------------------------------------------------------------------------
(Also see instructions in the enclosed Guidelines.)
----------------------------------------------------------------------------------------------------------------------
Signature:                                                                   Date:____________________, 2002
          -------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Name:
     ----------------------------------------------------------------------------------------------------------
                                 (Please Print)
----------------------------------------------------------------------------------------------------------------------


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACUP WTIHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

         YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" IN THE SPACE PROVIDED FOR THE TIN IN PART I OF SUBSTITUTE FORM W-9.

                     EXHIBIT D FORM OF LOST STOCK AFFIDAVIT
                     --------------------------------------

                       AFFIDAVIT OF LOST STOCK CERTIFICATE
                             AND INDEMNITY AGREEMENT

STATE OF ILLINOIS          )
                           ) SS.
COUNTY OF COOK             )

         The undersigned, __________________________ (hereinafter referred to as the "Stockholder"), a holder of shares of preferred stock of bigchalk.com, inc., a Delaware corporation (hereinafter referred to as the "Company"), being duly sworn, deposes and says:

         1. The Stockholder is the lawful owner and is entitled to possession of stock certificate no. ______ (the "Certificate") representing ______ share(s) of Series ____ preferred stock of the Company.

         2. The Certificate was mislaid, lost, stolen, seized or destroyed. The Stockholder has made or caused to be made a thorough, careful and diligent search of Stockholder's records and documents for the Certificate and has been unable to find or recover same.

         3. The Stockholder has not sold, assigned, pledged, transferred, hypothecated, deposited under any agreement, or otherwise disposed of, either in whole or in part, the Certificate, any interest therein or any rights thereunder, or signed any power of attorney or other authorization respecting same which is now outstanding and in force; and no person, firm, corporation, agency, governmental entity or other entity other than the Stockholder has, had or has asserted any right, title, claim, or interest in, to or respecting the Certificate or the proceeds thereof.

         4. The Shareholder makes this Affidavit for the purpose of inducing the Company to issue to the Stockholder cash to which the Stockholder is entitled pursuant to the provisions of Article II of the Agreement and Plan of Merger, dated December ___, 2002, by and among ProQuest Information and Learning Company, Curious Acquisition, Inc., and bigchalk.com, inc.

         5. If Stockholder should find or recover the mislaid, lost, stolen, seized or destroyed Certificate, the Stockholder will immediately surrender the Certificate to the Company for cancellation without requiring any consideration therefor.

         6. In consideration of compliance with the foregoing request, the Stockholder hereby agrees to at all times indemnify and hold harmless the Company and its officers, directors, successors and assigns from and against any and all claims, actions and suits, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and expenses of every nature and character resulting from, arising out of or in any way relating to the lost, mislaid, stolen, seized or destroyed Certificate, the issuance of a new instruments in lieu thereof, or the making of any payment, transfer, delivery or exchange called for by the Certificate, without the surrender thereof.

         7. This Affidavit of Lost Stock Certificate and Indemnity Agreement in connection with Indemnity Bond shall insure to the benefit of the Company and its successors and assigns.


         IN WITNESS WHEREOF, the undersigned has signed this Affidavit of Lost Stock Certificate and Indemnity Agreement this ____ day of December, 2002.

                                       By:
                                          --------------------------------------

Subscribed and sworn to before me this ____ day of December, 2002.

------------------------------
         Notary Public

My commission expires_____________

                                EXHIBIT E BYLAWS
                                ----------------

                           AMENDED AND RESTATED BYLAWS

                                       OF

                               BIGCHALK.COM, INC.

                         (as adopted December 19, 2000)


                                    ARTICLE I

                                CORPORATE OFFICES


         1.1      REGISTERED OFFICE

         The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

         1.2      OTHER OFFICES

         The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS


         2.1      PLACE OF MEETINGS

         Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

         2.2      ANNUAL MEETING

         The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected and any other proper business may be transacted.

         2.3      SPECIAL MEETING

         A special meeting of the stockholders may be called at any time by the board of directors, the chief executive officer, the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

         If a special meeting is called by any person or persons other than the board of directors, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the board of directors, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

         2.4      NOTICE OF STOCKHOLDERS' MEETINGS

         All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         2.5      MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

         Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         2.6      QUORUM

         The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

         2.7      ADJOURNED MEETING; NOTICE

         When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         2.8      VOTING

         The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

         At a stockholders' meeting at which directors are to be elected, or at elections held under special circumstances, each stockholder shall be entitled to one (1) vote for each share of common stock held by such stockholder and to the number of votes equal to the number of shares of common stock into which their preferred stock, if any, is convertible on the appropriate record date. There shall be no cumulative voting.

         2.9      WAIVER OF NOTICE

         Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

         2.10     STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

         2.11     RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

         In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

         If the board of directors does not so fix a record date:

                  (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

                  (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         2.12     PROXIES

         Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

         2.13     LIST OF STOCKHOLDERS ENTITLED TO VOTE

         The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


                                   ARTICLE III

                                    DIRECTORS


         3.1      POWERS

         Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

         3.2      NUMBER OF DIRECTORS

         The exact number of directors of the corporation shall be thirteen or as determined by resolution of the board of directors.

         No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         3.3      ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

         Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

         Elections of directors need not be by written ballot.

         3.4      RESIGNATION AND VACANCIES

         Any director may resign at any time upon written notice to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

         Unless otherwise provided in the certificate of incorporation or these bylaws:

                  (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

                  (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

         If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

         If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

         3.5      PLACE OF MEETINGS; MEETINGS BY TELEPHONE

         The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

         Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         3.6      FIRST MEETINGS

         The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         3.7      REGULAR MEETINGS

         Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         3.8      SPECIAL MEETINGS; NOTICE

         Special meetings of the board of directors for any purpose or purposes may be called at any time by the chief executive officer, the president, any vice president, the secretary or any two (2) directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

         3.9      QUORUM

         At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         3.10     WAIVER OF NOTICE

         Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

         3.11     ADJOURNED MEETING; NOTICE

         If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         3.12     BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

         3.13     FEES AND COMPENSATION OF DIRECTORS

         Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

         3.14     REMOVAL OF DIRECTORS

         Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.


                                   ARTICLE IV

                                   COMMITTEES


         4.1      COMMITTEES OF DIRECTORS

         The board of directors may designate one (1) or more committees, each committee to consist of one (1) or more directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve, adopt or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to the stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation.

         4.2      COMMITTEE MINUTES

         Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

         4.3      MEETINGS AND ACTION OF COMMITTEES

         Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section
3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum),
Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and Section 3.12 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.


                                    ARTICLE V

                                    OFFICERS


         5.1      OFFICERS

         The officers of the corporation shall include a chief executive officer, a president and a secretary. The corporation may also have, at the discretion of the board of directors, a chief financial officer, one or more vice presidents, one or more assistant vice presidents, assistant secretaries and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

         5.2      ELECTION OF OFFICERS

         The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

         5.3      SUBORDINATE OFFICERS

         The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

         5.4      REMOVAL AND RESIGNATION OF OFFICERS

         Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         5.5      VACANCIES IN OFFICES

         Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

         5.6      CHIEF EXECUTIVE OFFICER

         The chief executive officer of the corporation shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. The chief executive officer shall preside at meetings of the board of directors. The chief executive officer shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

         5.7      PRESIDENT

         The president shall, in the absence or nonexistence of a chief executive officer, preside at all meetings of the board of directors. The president shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws. If there is no chief executive officer, then the president shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.6 of these bylaws.

         5.8      VICE PRESIDENT

         In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the chief executive officer, or the president.

         5.9      SECRETARY

         The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

         The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

         5.10     CHIEF FINANCIAL OFFICER

         The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

         5.11     ASSISTANT SECRETARY

         The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

         5.12     AUTHORITY AND DUTIES OF OFFICERS

         In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.


                                   ARTICLE VI

                                    INDEMNITY


         6.1      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         6.2      INDEMNIFICATION OF OTHERS

         The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         6.3      INSURANCE

         The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.


                                   ARTICLE VII

                               RECORDS AND REPORTS


         7.1      MAINTENANCE AND INSPECTION OF RECORDS

         The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

         The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         7.2      INSPECTION BY DIRECTORS

         Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

         7.3      ANNUAL STATEMENT TO STOCKHOLDERS

         The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

         7.4      REPRESENTATION OF SHARES OF OTHER CORPORATIONS

         The chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.


                                  ARTICLE VIII

                                 GENERAL MATTERS


         8.1      CHECKS

         From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

         8.2      EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

         The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         8.3      STOCK CERTIFICATES; PARTLY PAID SHARES

         The shares of a corporation shall be represented by certificates. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by the chief executive officer, the president or vice-president, and by the chief financial officer or an assistant Chief Financial Officer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

         8.4      SPECIAL DESIGNATION ON CERTIFICATES

         If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         8.5      LOST CERTIFICATES

         Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

         8.6      TRANSFER OF STOCK

         Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

         8.7      STOCK TRANSFER AGREEMENTS

         The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

         8.8      REGISTERED STOCKHOLDERS

         The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         8.9      DIVIDENDS

         The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

         The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

         8.10     FISCAL YEAR

         The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

         8.11     SEAL

         This corporation may have a corporate seal, which may be adopted or altered at the pleasure of the Board of Directors, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

         8.12     CONSTRUCTION; DEFINITIONS

         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.


                                   ARTICLE IX

                                   AMENDMENTS


         The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

                                    ARTICLE X

                                   DISSOLUTION


         If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

         At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of
Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved.

         Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such consent's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the secretary or some other officer of the corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the secretary or some other officer of the corporation setting forth the names and residences of the directors and officers of the corporation.

                                   ARTICLE XI

                                    CUSTODIAN


         11.1     APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

         The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

                  (i) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

                  (ii) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or

         (iii) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

         11.2     DUTIES OF CUSTODIAN

         The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.

                       EXHIBIT F FORM OF CHARTER AMENDMENT
                       -----------------------------------


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               BIGCHALK.COM, INC.

                            ------------------------

        Bigchalk.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: That the Board of Directors of the Corporation (the "Board of Directors") duly adopted, by unanimous written consent in lieu of a meeting in accordance with Section 141(f) of the General Corporation Law of the State of Delaware (the "GCL"), resolutions setting forth a proposed amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting it to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that it is advisable to amend the Company's Certificate of Incorporation in order to amend the terms for the Preferred Stock by inserting after paragraph 8 of Article FOURTH and before Article FIFTH a new paragraph 9 to read as follows:

                           9. Waiver. Any of the rights of the holders of the Series A Preferred Stock and/or the Series B Preferred Stock set forth herein may be waived by the affirmative vote of the holders of a majority of the Series A Preferred Stock and Series B Preferred Stock then outstanding, voting together as a class.

SECOND: That the amendment described above has been approved by written consent in accordance with Section 228 of the GCL by the holders of (i) a majority of the issued and outstanding shares of Common Stock, Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock, voting together as a single class, (ii) at least seventy percent (70%) of the Series A Preferred Stock and Series A-2 Preferred Stock, voting together as a single class, (iii) at least seventy percent (70%) of the Series B Preferred Stock, voting as a class, (iv) at least fifty-one percent (51%) of the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock, voting together on an as converted basis as a single class, and (v) a majority of the holders of the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock, each voting separately as a single class.

THIRD:   That said amendment was duly adopted in accordance with Section 242 of the GCL.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be executed by a duly authorized officer this ____ day of December, 2002.

                                           BIGCHALK.COM, INC.


                                           By:______________________
                                           Name:
                                           Title:

                        EXHIBIT G FORM OF WARRANT RELEASE
                        ---------------------------------

                         RELEASE AND COVENANT NOT TO SUE
                         -------------------------------



         This Agreement constitutes a general release and covenant not to sue and is entered into by and among , a holder of a warrant(s) of Bigchalk, Inc. or one of its subsidiaries or predecessors (the "Warrant Holder"), Bigchalk, Inc. (the "Company") and ProQuest Information and Learning Company ("ProQuest") (collectively, the "Parties").

         For good and valuable consideration, the receipt and adequacy of which hereby is acknowledged by the Warrant Holder, the Warrant Holder on his own behalf and on behalf of his executors, administrators, legal representatives, assigns and successors, and all persons acting by, through, under, or in concert with any or all of each of them, hereby remises, releases, acquits and forever discharges the Company and ProQuest (which term, for purposes of this document, shall include all affiliated entities), and each and all of their respective past and present directors, officers, shareholders, agents, employees, representatives, predecessors and successors, and all persons acting by, through, under, or in concert with any or all of each of them, of and from all manner or actions, cause, rights, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands, whatsoever, in law or in equity, now known or hereafter discovered, which any or all of them has, had, or may have, by reason of any actions, omissions, transactions, practices, conduct, matter, cause, or thing whatsoever, from the beginning of time to the date hereof arising out of or relating to any options or warrants held by the Warrant Holder to purchase capital stock of the Company, or any of its subsidiaries or predecessors, or any rights arising thereunder including without limitation [the warrant] (the "Warrant") (collectively, the "Released Claims"). The Warrant is hereby terminated.

         The Warrant Holder covenants and agrees that he will never sue or institute, cause to institute, assist in instituting, or permit to be instituted, any proceedings before any tribunal against any or all of the parties being released (the "Released Parties") to charge any of them with any liability, or to recover any compensation, for damages based on or relating to, in whole or in part, any of the Released Claims. The Warrant Holder further agrees that if he hereafter commences, joins in, or in any manner seeks relief through any proceeding against any or all of the Released Parties, then the Warrant Holder shall pay to such Released Parties all reasonable attorneys' fees and other expenses incurred by the Released Parties in defending or otherwise responding to said proceedings, in addition to any other damages caused by the Warrant Holder.

         The Warrant Holder acknowledges and intends that the Released Parties are being released from unknown and unforeseen Released Claims to the fullest extent permitted by law and the Warrant Holder waives any defenses based thereon.

         This Agreement shall be an absolute defense to any action based on claims released hereby. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby, and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

         No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver unless expressly stated in writing by the party to be charged therewith. No waiver of any provision of this Agreement shall be binding in any event unless evidenced by a writing executed by the party to be charged with such waiver.

         The Warrant Holder represents and warrants that he has neither made nor suffered to be made, nor will he make, any assignment or transfer of any of the Released Claims and that he is the sole and absolute legal and equitable owner of all thereof.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES HERETO SHALL BE CONSTRUED PURSUANT TO THE LAWS OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN SUCH STATE.

         The Warrant Holder represents and warrants that he has relied upon his own judgment and the advise of counsel regarding the proper, complete, and agreed upon consideration for and terms and provisions of this document; that the agreed upon consideration is satisfactory; that no statements or representations made by any party have unduly influenced or induced him to execute this document; and that he intends this document to constitute a general release of each and all of the Released Parties.

         The Warrant Holder hereby waives the provisions of California Civil Code Section 1542, which provides as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         [MUST CONFORM TO ANY APPLICABLE STATE LAW]

                  Executed this ____ day of           200_
                                            ---------


                  BIGCHALK, INC.                    WARRANT HOLDER

                  By:                               By:
                     --------------------------        -------------------------


                  Title:
                        -----------------------



                  PROQUEST INFORMATION

                   AND LEARNING COMPANY



                  By:
                     --------------------------

                  THE STATE OF                                )
                               -------------------------------

                                                              )

                  COUNTY OF
                            ----------------------------------)



                  On this ____ day of ___________________, _____________________
personally known to me, appeared before me and executed this Release and Covenant Not To Sue and Waiver of Right of Indemnification.





                  My commission Expires:



                 --------------------------            -------------------------
                                                        NOTARY PUBLIC

                   EXHIBIT H OPINION OF COUNSEL TO THE COMPANY
                   -------------------------------------------



ProQuest Information and Learning Company
300 North Zeeb Road
Ann Arbor, Michigan  48103

Ladies and Gentlemen:

                  We have acted as special counsel for bigchalk.com, Inc., a Delaware corporation (the "Company"), in connection with that certain Agreement and Plan of Merger, made as of December ____, 2002 (the "Merger Agreement"), by and among the Company, ProQuest Information and Learning Company ("Parent") and BC Acquisition, Inc., a Delaware corporation ("Merger Sub"). This opinion letter is delivered pursuant to Section 6.2(c) of the Merger Agreement. Except as otherwise indicated, capitalized terms used herein are defined as set forth in the Merger Agreement.

CUSTOMARY PREAMBLES, ASSUMPTIONS, CERTIFICATES & QUALIFICATIONS]

                  Based upon and subject to the foregoing, it is our opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has the corporate power and authority to own, lease and operate its properties and assets and to carry on the business in which it is engaged. The Company is duly qualified to do business and is in good standing in ___________, _________.

         2. The Company owns all of the issued and outstanding capital stock of ________________________ (collectively, the "Company Subsidiaries").

         3. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and assets and to carry on the business in which it is engaged. Each of _______________________ is duly qualified to do business and in good standing in _______________________.

         4. The authorized, issued and outstanding capital stock of the Company and each Company Subsidiary is accurately set forth on Schedule A. Except as set forth on Schedule A, there are not any options, rights, warrants, conversion rights, or other agreements or commitments of which we have knowledge to which the Company or any Company Subsidiary is a party or by which any of them are bound providing for the issuance of additional capital stock of the Company or any Company Subsidiary. Each outstanding share of capital stock of the Company and of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and, to our knowledge, each such share owned by the Company or a Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever

(collectively, "Liens"), except for the Stockholders Agreement. None of the Shareholders are entitled to any preemptive or similar rights.

         5. The Company is the sole record and beneficial owner of all the issued and outstanding capital stock of each Company Subsidiary free and clear of all liens and adverse claims (except as arise pursuant to the Merger Agreement).

         6. The Company has all requisite corporate power and authority to enter into the Merger Agreement and the agreements and instruments to be entered into by the Company at Closing (the "Company's Closing Documents"), and, to perform its obligations thereunder. The execution and delivery of the Merger Agreement and the Company's Closing Documents, and the consummation of the transactions contemplated by the Merger Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Merger Agreement and the Company's Closing Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         7. The execution and delivery of the Merger Agreement and the Company's Closing Documents, and the consummation of the transactions contemplated thereby by the Selling Parties: (A) are not prohibited by, do not violate or conflict with any provision of and do not constitute a default (or an event which would, with passage of time or the giving of notice or both, constitute a default) under, contravene, conflict with, give rise to a right of payment or right to terminate, amend, modify abandon or accelerate or otherwise result in a violation or breach of (i) the charter or bylaws of the Company or any Company Subsidiary, (ii) any material note, bond, indenture, contract, agreement, permit, license or other instrument known to us and to which the Company or a Company Subsidiary is a party, or by which any of their assets is bound, (iii) any order, writ, injunction, decree or judgment of any court or governmental agency or any arbitration award known to us, or (iv) any law, rule or regulation applicable to the Company or a Company Subsidiary; and (B) will not require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other person.

         8. The only votes of the holders of any classes or series of capital stock of the Company necessary to approve and adopt the Agreement, the Merger, and Charter Amendment and the other transactions contemplated by the Agreement are (a) the affirmative vote of the holders of at least fifty-one percent (51%) of the outstanding Company Preferred Stock and Company Common Stock, voting together as a single class; and (b) the affirmative vote of holders of at least fifty-one percent (51%) of the outstanding Company Preferred Stock, voting together as a separate class from the Company Stock.

         9. The Charter Amendment has been duly authorized by all necessary corporate action on the part of the Company. The Charter Amendment was filed with the Secretary of State of the State of Delaware and is effective in accordance with the DGCL and is in full force and effect. Any and all other action of the Company's Board of Directors or stockholders required in connection with or necessitated by the Charter Amendment or the Merger has been completed in accordance with applicable law and the Company's Amended and Restated Certificate of Incorporation and By-Laws and remains in full force and effect.

         10. We do not know of any litigation, investigation, arbitration or other judicial or regulatory proceeding pending or threatened against the Company with respect to its business or the transactions contemplated by the Merger Agreement.

         11. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the Merger will be legally effective in accordance with the DGCL.

         Upon consummation of the Merger, the Amended and Restated Stockholders Agreement, dated December 20, 2000, by and among the Company and certain Company Stockholders, and any other agreements pursuant to which the Company issued any shares of its capital stock, or options or warrants therefor, shall terminate without any further obligation on the part of the Parent, the Company or the Surviving Corporation, and without any payment of consideration therefore.

                                Very truly yours,



SCHEDULES
---------
PROQUEST COMPANY AGREES TO FURNISH SUPPLEMENTALLY A COPY OF ANY OMITTED SCHEDULE SET FORTH IN THE DISCLOSURE LETTER TO THE COMMISSION UPON REQUEST.